Exhibit 10.26

LOAN AGREEMENT

Between

TARANTULA VENTURES LLC,

a Delaware limited liability company,

as Borrower

and

LEHMAN BROTHERS HOLDINGS INC.

(individually and as lead arranger and administrative agent for itself and certain co-lenders), as Lender

Dated as of February 28, 2007

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TABLE OF CONTENTS

(continued)

TABLE OF CONTENTS

(continued)

SCHEDULES
Schedule I	Definitions
Schedule II	Conditions Precedent
Schedule III	Pending Litigation
Schedule IV	Disclosure Schedule
Schedule V	Pre-Development Budget
Schedule VI	Holdback Advances

EXHIBITS
Exhibit A	Legal Description
Exhibit B	Borrower Organizational Chart

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LOAN AGREEMENT

This LOAN AGREEMENT, dated as of February 28, 2007 (as such agreement may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Agreement”), is among LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (individually and as lead arranger and administrative agent for itself and certain co-lenders), having an address at 399 Park Avenue, 8th Floor, New York, New York 10022 (“Lender”), and TARANTULA VENTURES LLC, a Delaware limited liability company (“Borrower”), having an address at c/o DuPont Fabros Development LLC, 1212 New York Avenue, N.W., Suite 900, Washington, D.C. 20005.

W I T N E S S E T H:

WHEREAS, Borrower desires to obtain the Loan from Lender; and

WHEREAS, Lender is willing to make the Loan to Borrower subject to and in accordance with the terms of this Agreement and the other Loan Documents.

NOW, THEREFORE, in consideration of the making of the Loan by Lender to Borrower and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:

I. DEFINITIONS; PRINCIPLES OF CONSTRUCTION

Section 1.1 Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Schedule I attached hereto.

Section 1.2 Principles of Construction. All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined and “including” means including without limitation. Whenever the context requires, each gender shall include all other genders. All exhibits and schedules attached hereto are incorporated herein by reference for all purposes.

II. GENERAL TERMS

Section 2.1 Loan Commitment; Disbursement to Borrower.

(a) The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Closing Date in the original principal amount of THIRTY MILLION ONE HUNDRED FORTY FOUR THOUSAND THREE HUNDRED SEVENTY SIX AND NO/100 DOLLARS ($30,144,376.00); provided that on the Closing Date, the Lender shall only disburse to Borrower an aggregate amount equal to $20,658,421.00. A portion of the Loan not disbursed on the Closing Date in the aggregate amount of $1,302,690 (the “ComEd Holdback”) shall be advanced as set forth in Section 2.6. A portion of the Loan not disbursed on the Closing Date in the aggregate amount of $2,500,000 (the “Interest Holdback”) shall be advanced by the making of Future Interest Fundings as set forth in Section 2.7. A portion of the Loan not disbursed on the Closing Date in the aggregate amount of $5,683,266 (the “WCR Holdback”) shall be advanced as set forth in Section 2.8. This is not a revolving loan. Any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. The Note evidences the Loan, and the Loan shall bear interest and otherwise be payable as provided in the Note and this Agreement; provided, however, that in any event, the principal balance, all accrued but unpaid interest and all other sums owing on the Loan shall be due and payable on the Maturity Date or earlier, if the Loan is accelerated pursuant to this Agreement or any of the other Loan Documents. The holder of the Note shall be entitled to the benefits of this Agreement and the other Loan Documents.

(b) Use of Proceeds. Borrower shall use the proceeds of the Loan in accordance with the Certificate of Sources and Uses of Funds and for no other purpose.

Section 2.2 Mandatory Prepayments. At the Lender’s sole discretion, the Loan is subject to mandatory prepayment in certain instances of Casualty and Condemnation (each, a “Casualty/Condemnation Involuntary Prepayment”), in the manner and to the extent set forth in this Agreement. Each Casualty/Condemnation Involuntary Prepayment not made on a Payment Date shall include all accrued and unpaid interest that would have accrued on such prepayment through the next Payment Date.

Section 2.3 Origination Fee. On the Closing Date, Borrower shall pay to Lender the Origination Fee as a fee for Lender arranging the Loan. The Origination Fee shall be deemed fully earned upon closing and shall not be refundable for any reason.

Section 2.4 Additional Fee. Upon the earliest to occur of the date of prepayment of the Loan, the Maturity Date or the occurrence of an Event of Default, Borrower shall also pay the Additional Fee as specified in the Note.

Section 2.5 Yield Maintenance. Borrower shall pay the Yield Maintenance Amount as specified in the Note.

Section 2.6 ComEd Holdback. Pursuant to Borrower’s (or Servicer’s) written request made to Lender at least five (5) Business Days prior to the requested date of any advance of the ComEd Holdback, and, provided, that both immediately prior to the making of any advance of the ComEd Holdback and after giving effect thereto, no Event of Default shall have occurred and be continuing, Lender shall advance to Borrower all or a portion of the ComEd Holdback in accordance with the provisions of Schedule VI attached hereto. Borrower shall not make a request for an advance of the ComEd Holdback more frequently than once in any calendar month. Any disbursements from the ComEd Holdback shall be deemed to have been paid to and received by Borrower upon disbursement thereof and shall be added to the outstanding principal balance of the Loan and shall bear interest at the Applicable Interest Rate. Interest at the Applicable Interest Rate will be charged on any disbursed portion of the ComEd Holdback as and when advanced, but interest will not be charged on the undisbursed portion of the ComEd Holdback.

Section 2.7 Interest Holdback; Future Interest Fundings. On each Payment Date, provided no Event of Default has occurred and subject to the provisions of Section 1.1(a) of the Note, Lender shall advance funds from the Interest Holdback (“Future Interest Fundings”), by ledger entry on the books of Lender, to pay directly to Lender all or any portion of the accrued interest on the Note due on such Payment Date. Future Interest Fundings shall only be made to Lender for the payment of interest on the Note as provided above and Lender shall not be obligated to make Future Interest Fundings to reimburse Borrower for any costs or expenses or for any other purpose. Any and all Future Interest Fundings shall be deemed to have been paid to and received by Borrower and shall be added to the outstanding principal balance of the Note and shall bear interest at the Applicable Interest Rate. Interest at the Applicable Interest Rate will be charged on any disbursed portion of the Interest Holdback as and when disbursed through the making of Future Interest Fundings, but interest will not be charged on any undisbursed portion of the Interest Holdback. Borrower recognizes that the payment of interest on the Note by the making of Future Interest Fundings from the Interest Holdback is for its convenience and benefit. Lender shall have no obligation to fund any portion of the Interest Holdback so long as any Event of Default shall exist. Notwithstanding anything to the contrary contained herein, Future Interest Fundings shall be made as provided herein (and subject to the conditions set forth herein) without any requirement that the Borrower make a request therefor.

Section 2.8 WCR Holdback. Pursuant to Borrower’s (or Servicer’s) written request made to Lender at least five (5) Business Days prior to the requested date of any advance of the WCR Holdback, and, provided, (i) that both immediately prior to the making of any advance of the WCR Holdback and after giving effect thereto, no Event of Default shall have occurred and be continuing and (ii) such request is for approved expenses as set forth in the Pre-Development Budget, Lender shall advance to Borrower all or a portion of the WCR Holdback. Any disbursements from the WCR Holdback shall be deemed to have been paid to and received by Borrower upon disbursement thereof and shall be added to the outstanding principal balance of the Loan and shall bear interest at the Applicable Interest Rate. Interest at the Applicable Interest Rate will be charged on any disbursed portion of the WCR Holdback as and when advanced, but interest will not be charged on the undisbursed portion of the WCR Holdback.

Section 2.9 Option to Extend. Borrower shall only have the one time option to extend the term of the Loan from the Original Maturity Date to the Extended Maturity Date, upon satisfaction of each of the following conditions precedent:

(a) Borrower shall provide Lender with written notice (the “Extension Notice”) of Borrower’s request to exercise this option to extend not more than one hundred twenty (120) days but not less than sixty (60) days prior to the Original Maturity Date;

(b) Upon delivery of the Exercise Notice, Borrower shall pay to Lender the Extension Fee, which shall be deemed earned in full as of the date of the Exercise Notice and shall be payable regardless of whether the maturity is extended or not.

(c) As of the date of Borrower’s delivery of the Extension Notice, and as of the Original Maturity Date, no Event of Default shall have occurred and be continuing, and Borrower shall deliver an Officer’s Certificate to such effect on each such date;

(d) Borrower shall deliver to Lender, at Borrower’s sole cost and expense, an updated title search that shall show no encumbrances on the Property other than the Permitted Encumbrances and shall otherwise not show any matter not permitted by the Loan Documents;

(e) Borrower shall have provided to Lender an estoppel certificate in compliance with Section 5.14 of this Agreement;

(f) Borrower shall have established reserve funds for the payment of Taxes, Insurance Premiums and interest on the Loan for the Extension Period;

(g) Upon delivery of the Extension Notice, Borrower shall also deliver to Lender an updated annual budget including all planned capital expenditures in respect of the Property for the Extension Period. Such budget shall be prepared and submitted in the form acceptable to Lender and shall set forth in reasonable detail all budgeted items of income and expense (whether from operations, capital items or otherwise) and shall contain, among other things, limitations on fees and payments to Affiliates of any Borrower Party; and

(h) During the period from the Original Maturity Date through the Extended Maturity Date (the “Extension Period”), the terms and conditions of this Agreement and the other Loan Documents as modified and approved by Lender shall remain unmodified and in full force and effect.

III. CONDITIONS PRECEDENT

As a material inducement to Lender to make the Loan, Borrower hereby represents and warrants to Lender that Borrower has satisfied (except to the extent specifically set forth on Schedule IV or otherwise waived by Lender) all of the conditions precedent set forth in Schedule II attached hereto, and Borrower acknowledges that Lender would not fund the Loan unless all of such conditions precedent were satisfied or waived by the Closing Date.

IV. REPRESENTATIONS AND WARRANTIES

Section 4.1 Borrower Representations. Borrower represents and warrants to the Lender as of the date hereof and as of the Closing Date (if such date is different), except as otherwise disclosed on the Disclosure Schedule attached hereto as Schedule IV:

(a) Organization. Each Borrower Party (other than a Borrower Party that is a natural person) has been duly organized and is validly existing and in good standing in the jurisdiction in which it is organized. Each such Borrower Party is duly qualified to do business and is in good standing in the state in which the Property is located and in each jurisdiction where Borrower is required to be so qualified in connection with its properties, businesses and operations. Borrower has all necessary rights, Licenses, permits, authorizations, approvals, governmental and otherwise, and full power and authority to own the Property and carry on its business as now conducted and proposed to be conducted. Borrower has the full right, power and authority to develop, operate and lease the Property, to encumber the Property as provided herein and to perform all of the other obligations to be performed by Borrower under the Loan Documents. The sole business of Borrower is the ownership, development, management and operation of the Property. Borrower has delivered to Lender all of its formation and Organizational Documents and all such formation and Organizational Documents remain in full force and effect and have not been amended or modified since they were delivered to Lender.

(b) Enforceability. Each Borrower Party has taken all necessary action to authorize the execution, delivery and performance of the obligations of this Agreement and the other Loan Documents to which it is a party, and such obligations shall be the valid and binding obligations of the respective Borrower Parties. This Agreement and such other Loan Documents to which each Borrower Party is a party have been duly executed and delivered by or on behalf of each Borrower Party and each Borrower Party has obtained or received all required consents and approvals, limited liability company, corporate, governmental or otherwise, and this Agreement and such other Loan Documents to which each Borrower Party is a party constitute legal, valid and binding obligations of each such Borrower Party enforceable against each such Borrower Party in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization and similar laws affecting rights of creditors generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law). The Loan Documents and the performance of each Borrower Party’s obligations thereunder are not subject to any right of rescission, set-off, counterclaim or defense by any Borrower Party, including the defense of usury or similar doctrines, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents or any remedy provided for thereunder unenforceable except to the extent such unenforceability may be the result of bankruptcy, insolvency, reorganization or similar laws affecting rights of creditors generally or general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and no Borrower Party has asserted any right of rescission, set-off, counterclaim or defense with respect thereto. Each of the Loan Documents is in full force and effect and no Default or Event of Default has occurred thereunder as of the Closing Date.

(c) No Conflicts. The execution and delivery of this Agreement and the other Loan Documents and the performance of the obligations thereunder by the Borrower Parties do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any Lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of any Borrower Party pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement, operating agreement, certificate of incorporation, bylaws or any other agreement or instrument to which such Borrower Party is a party or by which such Borrower Party’s properties or assets are subject, nor will such action conflict with or result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over such Borrower Party or any of its properties or assets, and any consent, approval, authorization, order, License, registration or qualification of or with any court or any such regulatory authority or other Governmental Authority or body required for the execution, delivery and performance by the Borrower Parties of this Agreement or any other Loan Documents has been obtained and is in full force and effect. No Borrower Party is a party or subject to (other than SPE provisions required by Lender) (i) any restriction in its Organizational Documents that materially affects its business or the use or ownership of any of its properties or operation of its business as presently contemplated or (ii) any contract, agreement or restriction that materially and adversely affects its business or the use or ownership of any of its properties or operation of its business as presently contemplated. Borrower is not, and with respect to the Property, no Borrower Party is, a party or subject to any contract or agreement which restricts Borrower’s right or ability to incur the Debt, and no Borrower Party is a party or subject to any contract or agreement which restricts its right or ability to enter into the Loan Documents to which it is a party or which prohibits any Borrower Party’s execution or performance of its obligations under this Agreement or any of the other Loan Documents, the Borrower’s obtaining the Loan, the Guarantors’ guaranty of the Obligations and the Borrower Parties’ providing security for the Obligations as provided herein. No Borrower Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) the Property to be subject to a Lien that is not a Permitted Encumbrance. As of the date hereof, each Borrower Party has provided to the Lender, accurate and complete copies of all of the following agreements or documents to which such Borrower Party is subject: (a) all Property Management Agreements with respect to the Property; (b) all instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of any Borrower Party (other than a Borrower Party that is a natural person) or any Subsidiary of any Borrower Party (other than a Borrower Party that is a natural person); and (c) all Organizational Documents of any Borrower Party (other than a Borrower Party that is a natural person). All such agreements are in full force and effect and are not presently subject to termination because of an existing default by a Borrower Party or otherwise. No contract to which any Borrower Party is a party contains any provision which provides that a change of ownership or control of any Borrower Party resulting from the exercise of Lender’s rights under the Loan Documents constitutes an unauthorized assignment thereof or gives the other party a right of termination or other right or remedy. Except to the extent obtained and delivered to Lender in writing prior to the Closing Date, no registration, qualification, designation, declaration or filing with, any Person or any Governmental Authority (other than the filing of financing statements and continuation statements) is or will be necessary in connection with the execution and delivery of this Agreement or any other Loan Document by each Borrower Party which is a party thereto, consummation by each Borrower Party which is a party hereto or thereto of the transactions herein or therein contemplated, including the Borrower’s obtaining the Loan, the Guarantors’ Guaranty of Recourse Obligations and the Borrower Parties’ granting security for the Obligations, performance of or compliance by each Borrower Party a party thereto with the terms and conditions hereof or thereof or the legality, validity and enforceability hereof or thereof.

(d) Litigation. There are no actions, suits, proceedings or investigations at law or in equity now pending or, to Borrower’s knowledge, threatened against or affecting any Borrower Party or the Property other than as described on Schedule III.

(e) Agreements. None of the Borrower Parties is a party to any agreement or instrument or subject to any restriction which has a Material Adverse Effect on such Borrower Party or the Property. No Borrower Party is a party to any agreement or instrument which restricts the use and/or development of the Property. No Borrower Party is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which such Borrower Party is a party or by which such Borrower Party or the Property is bound. Borrower has no Indebtedness under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Borrower is a party or by which Borrower or the Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Property and (b) obligations under the Loan Documents.

(f) Title. Borrower has good, marketable and insurable fee simple title to the real property comprising the Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Security Instrument, when properly recorded in the appropriate records, together with the Uniform Commercial Code financing statements filed in connection with the Loan, will create (i) valid, perfected Liens on the Property, subject only to the Permitted Encumbrances and (ii) perfected security interests in and to (or perfected collateral assignments of), all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. The Permitted Encumbrances do not materially and adversely affect the value of the Property, the use of the Property for the use being made thereof as of the date of this Agreement, the operation of the Property or Borrower’s ability to repay the Loan in full. There are no claims for payment for work, labor or materials affecting the Property, which will become a Lien prior to, or of equal priority with, the Liens created by the Loan Documents. Borrower has paid in full for, and are the owners of, all furnishings, fixtures and equipment (other than Tenants’ property) used in connection with the operation of the Property, free and clear of any and all security interests, Liens or encumbrances, except the Liens and security interest created by the Loan Documents. There are no prior assignments of Leases or any portion of the Rents due and payable or to become due and payable, which are presently outstanding. There are no options, rights of first refusal, rights of first offer or similar rights, which affect the Property or any portion thereof.

(g) No Bankruptcy Filing. (A) (i) Borrower is solvent (within the meaning of all Bankruptcy Laws) and no bankruptcy, reorganization, insolvency or similar proceeding with respect to any Borrower Party under any Bankruptcy Law has been initiated, and (ii) the entering into the Loan Documents to which any Borrower Party is a party does not constitute a fraudulent conveyance by any Person; and (B) no petition in bankruptcy has been filed by or against Borrower, any Borrower Party, or any Affiliate of Borrower or any Borrower Party in the last seven (7) years, and none of Borrower, any Borrower Party, or any Affiliate thereof, or any principal, any general partner or member thereof, in the last seven (7) years has ever made any assignment for the benefit of creditors or taken advantage of any applicable Bankruptcy Laws. No Borrower Party has entered into the Loan or any Loan Document with the actual intent to hinder, delay, or defraud any creditor, and each Borrower Party has received reasonably equivalent value in exchange for its obligations under the Loan Documents. Giving effect to the transactions contemplated by the Loan Documents, the fair saleable value of Borrower’s assets exceed and will, immediately following the execution and delivery of the Loan Documents, exceed Borrower’s total liabilities, including subordinated, unliquidated, disputed or contingent liabilities, including the maximum amount of its contingent liabilities and its debts as such debts become absolute and matured. Borrower’s assets do not, and immediately following the execution and delivery of the Loan Documents will not, constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. Borrower does not intend to, and does not believe that it will, incur debts and liabilities (including contingent liabilities and other commitments) beyond its ability to pay such debts as they mature (taking into account the timing and amounts to be payable on or in respect of its obligations).

(h) Full and Accurate Disclosure. No statement of fact made by any of the Borrower Parties in this Agreement or in any of the other Loan Documents, nor any written materials relating to the business, operations or condition (financial or otherwise) of any of the Borrower Parties or the Property that were supplied to Lender in connection with Lender’s due diligence investigation (other than financial projections in respect of which no representation is made) contain (or, in the case of such written material, at the time supplied contained) any untrue statement of a material fact or omits (or omitted, as the case may be) to state any material fact necessary to make the statements contained therein or in any of the Loan Documents not misleading. There is no fact known to any Borrower Party which has not been disclosed in writing to Lender which has resulted in or may result in a Material Adverse Change. All reports, documents, instruments, information and forms of evidence delivered to Lender concerning the Loan or security for the Loan or required by the Loan Documents are accurate and correct in all material respects and sufficiently complete to give Lender true and accurate knowledge of their subject matter, and do not contain any misrepresentation or omission. There are no facts known (or which should upon the exercise of reasonable diligence be known) to Borrower or any Borrower Party that, individually or in the aggregate, would have any reasonable likelihood of resulting in or causing a Material Adverse Change which have not been set forth in the financial statements delivered to Lender or otherwise disclosed in writing to the Lender prior to the date hereof.

(i) Regulatory. None of the Borrower Parties is an “employee benefit plan” (as defined in Section 3(3) of ERISA), subject to Title I of ERISA, and none of the assets of the Borrower Parties constitutes or will constitute “plan assets” of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101. In addition, (i) none of the Borrower Parties is a “governmental plan” within the meaning of Section 3(32) of ERISA and (ii) transactions by or with any of the Borrower Parties are not subject to state statutes regulating investments of, and fiduciary obligations with respect to, governmental plans. No Borrower Party is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents. Neither Borrower, nor any other Borrower Party, is a “foreign person” within the meaning of § 1445(f)(3) of the Code or a “personal holding company” within the meaning of § 542 of the Code. No Borrower Party is (i) an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 1935, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate Borrower’s ability to borrow money.

(j) Compliance. To Borrower’s knowledge, Borrower and the Property (and the uses thereof) comply in all material respects with all applicable Legal Requirements. Borrower has obtained or will obtain all necessary certificates, licenses and other approvals, governmental and otherwise, and all required zoning, building code, land use, environmental and other similar permits or approvals

(collectively, the “Licenses”), including certificates of completion and certificates of occupancy, necessary for the operation of the Property for its current and intended uses and for the conduct of Borrower’s business and each Tenant’s business and, to Borrower’s knowledge, all such Licenses remain in full force and effect. The use of the Property shall at all times comply in all material respects with applicable Legal Requirements, including all applicable zoning resolutions, building codes and environmental laws. None of the foregoing is subject to revocation, suspension, forfeiture or modification. Neither Borrower nor the Property is in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority and neither Borrower nor any other Borrower Party has received any notice of violations of any Legal Requirements in respect of the Property which has not been cured as of the date hereof. There has not been committed by any Borrower Party or any other Person in occupancy of or involved with the operation or use of the Property any act or omission affording the federal government or any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. The Plans and Specifications, the construction contemplated pursuant thereto and the use of the Property contemplated thereby comply and shall comply in all material respects with applicable Legal Requirements, including all applicable zoning resolutions, building codes and Environmental Laws. Borrower has not purchased the Property or any portion thereof or direct or indirect ownership interest therein with the proceeds of any illegal activity.

(k) Financial Information.

(i) The balance sheets, income statements and other financial data that have been delivered to Lender in respect of the Property and each applicable Borrower Party, including those required under Article III (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Property and/or the applicable Borrower Party (subject to the limitations set forth in Section 5.12(c)) as of the date of such reports or statements and contain no material misrepresentation or omission, and (iii) have been prepared in accordance with Acceptable Accounting Principles consistently applied throughout the periods covered, except as disclosed therein, and (iv) have not been amended, modified or revised in any manner. Neither Borrower nor any other Borrower Party has any material Indebtedness, liabilities, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that may have a Material Adverse Effect, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no Material Adverse Change in the financial condition, operations or business of Borrower, any other Borrower Party or the Property from that set forth in said financial statements.

(ii) All Taxes relating to the Property are current and are not delinquent. Each Borrower Party has filed all federal, state, county, municipal, and city income and other tax returns required to have been filed by them and has paid all taxes and related liabilities which have become due and payable pursuant to such returns or pursuant to any assessments received by them. No Borrower Party knows of any basis for any additional assessment in respect of any such taxes and related liabilities for prior years.

(l) Casualty; Condemnation and Assessments. The Property is free from damage by Casualty. No Condemnation or other proceeding has been commenced or, to Borrower’s knowledge, is contemplated with respect to all or any portion of the Property or for the relocation of any roadways providing access to the Property or for any easements or public right-of-ways. There are no pending or to the Borrower’s knowledge, proposed special or other assessments for public improvements affecting the Property, nor are there any contemplated improvements to the Property that may result in such special or other assessments, and to the knowledge of the Borrower, there are no other facts or circumstances which would cause the Taxes and Other Charges for the Property for the Fiscal Year in which the Closing Date occurs or the next following Fiscal Year to be significantly higher than the Taxes and Other Charges for the Property assessed and imposed for the Fiscal Year prior to the Fiscal Year in which the Closing Date occurs.

(m) Insurance. Borrower has obtained and has delivered to Lender a certificate(s) of insurance satisfactory to Lender reflecting the insurance coverages, amounts and other requirements set forth in this Agreement and there have been no acts or omissions that would impair the coverage of any such Policies or the benefits of the mortgagee endorsements and Borrower shall deliver to Lender certified copies of all such Policies within ten (10) Business Days following the date of this Agreement.

(n) Use; Certificate of Occupancy; Licenses; Utilities.

(i) The Improvements on the Property consist of a vacant industrial facility which Borrower intends to redevelop as a data center. According to the Survey, the Property has rights of access to public ways and is served by public water, sewer, electric, sanitary sewer and storm drain facilities. To Borrower’s knowledge, all of such rights of access to public ways and all of such utilities and utilities facilities are adequate to service the Property for its current use, but not for its intended use. According to the Survey, all public utilities necessary for the use and the enjoyment of the Property (but not for its intended use) are located either in the public rights-of-way abutting the Property (which are connected so as to serve the Property without passing through other property) or in recorded easements serving the Property and such easements are set forth and insured in the Title Insurance Policy. To Borrower’s knowledge, the public utilities described in the immediately preceding sentence are all of the utilities necessary for the use and the enjoyment of the Property for its current use, but not for its intended use. All roads and other access necessary for the current use and any intended use of the Property have been completed and dedicated to public use and accepted by all Governmental Authorities and are adequate for the Property’s current and intended use.

(ii) To Borrower’s knowledge, Borrower represents and warrants that the Property will be serviced by twenty-seven and one-half (27.5) mega watts of electric power, once the construction and development contemplated by the ComEd Agreement is completed.

(o) Physical Condition. Except as set forth in that certain Phase I Environmental Site Assessment dated as of February 7, 2007, prepared by AEI Consultants, as Project No. 270206, with respect to the Property, the Property and all portions thereof, is in good condition, order and repair in all material respects. There exists no structural or other material defect or damage in the Property, whether latent or otherwise, and Borrower has not received notice from any insurance company, bonding company or any other Person of any defects or inadequacies in the Property, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any Policy or bond. All costs and expenses of any and all labor, materials, supplies and equipment used in the construction of the Improvements shall be paid in full as the same become due and payable.

(p) Survey; Flood Zone; Separate Tax Lot. The Survey for the Property delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section (b)(iv) of Schedule II. Except as may otherwise be noted or shown on the Survey, all of the Improvements lie wholly within the boundaries and building restriction lines of the Property and no Improvements on adjoining properties encroach upon the Property, and no easements or other encumbrances upon the Property (including any set-back restrictions) encroach upon any of the Improvements, so as to affect the value or marketability of the Property except those which are insured against by title insurance. The Property is comprised of one (1) or more parcels, which constitute one or more separate tax lots, and does not constitute a portion of any other tax lot not a part of the Property. Except as set forth on the Survey, the Property is not located in any area identified by the Federal Emergency Management Agency as an area having special flood hazards or, if any portion of the Property is located within such area, Borrower has obtained and will maintain the insurance prescribed in Section 6.1.1(a)(ii).

(q) Leases. The Property is not subject to any Leases.

(r) Filing and Recording Taxes. All transfer taxes, recording taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes or recording taxes, charges or fees or similar charges required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Property to the Borrower have been paid or will be paid on the Closing Date. All mortgage, mortgage recording, stamp, intangible or other similar taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instrument, have been paid.

(s) Single-Purpose. Notwithstanding anything to the contrary contained herein or otherwise, Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

(i) Borrower has not owned, does not currently own and will not own any asset or property other than (A) the Property and (B) incidental personal property necessary for the ownership or operation of the Property.

(ii) Borrower has not engaged in and will not engage in any business other than the ownership, development, management, leasing and operation of the Property.

(iii) Borrower has not incurred and will not incur any Indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than the Debt and unsecured trade debt incurred in the ordinary course of business relating to the ownership of the Property, none of which is or shall be at any time more than thirty (30) days past due (unless same is being contested in accordance with applicable Legal Requirements and the Loan Documents and Lender has been notified in writing of the same) and does not and shall not exceed in the aggregate at any time the Maximum Permitted Trade Payables. Except as permitted by Section 5.22(g), no constituent member, partner or shareholder of Borrower (direct or indirect, and no matter how remote) has incurred or will incur any Indebtedness secured (directly or indirectly) by such Person’s legal or beneficial ownership interest in Borrower or any constituent member, partner or shareholder of Borrower (direct or indirect, legal or beneficial, and no matter how remote). No Indebtedness other than the Debt may be secured (superior, subordinate or pari passu) by the Property or any portion thereof. Notwithstanding the foregoing, Borrower shall be permitted to incur, subject to the prior written consent of Lender not to be unreasonably withheld, subordinate construction loan financing for the Property.

(iv) Borrower has not made and will not make any loans or advances to any Person (including any Affiliate or constituent party), and has not acquired and shall not acquire obligations or securities of any Borrower Party or any Affiliate of Borrower or any Borrower Party.

(v) Borrower is and will remain solvent and Borrower has at all times during its existence paid and will continue to pay its debts, liabilities and expenses (including, as applicable, shared personnel and overhead expenses) only from Borrower’s assets as the same shall become due.

(vi) Borrower has done or caused to be done and will do all things necessary to observe limited liability company and other organizational formalities and preserve Borrower’s existence and has at all times complied with and will continue to comply with the provisions of its Organizational Documents and the laws of the state of its organization and any other state where laws govern the activities of the Borrower.

(vii) Borrower has at all times during its existence maintained and will continue to maintain all of Borrower’s books, records, financial statements and bank accounts separate from those of any other Person, and Borrower will file its own tax returns. Borrower has at all times during its existence maintained and will continue to maintain Borrower’s books, records, resolutions and agreements as official records.

(viii) Borrower is and will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate of Borrower or any constituent party of Borrower), has at all times conducted and will continue to conduct business in its own name, has at all times corrected and shall correct any known misunderstanding regarding its status as a separate entity, has not identified and shall not identify itself as a division or part of any other Person and has maintained and shall continue to maintain and utilize separate stationery, invoices and checks bearing its own name.

(ix) Borrower has maintained and will continue to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(x) Neither Borrower nor any constituent party of Borrower will seek or effect the liquidation, dissolution, winding up, consolidation or merger, in whole or in part, of Borrower.

(xi) Borrower has not commingled and will not commingle its funds and other assets with those of any other Person, and Borrower has not controlled and will not control the decisions with respect to the daily affairs of any other Person.

(xii) Borrower has maintained and will continue to maintain its assets in such a manner that it would not be costly or difficult to segregate, ascertain or identify its assets from those of any Affiliate or constituent party of Borrower or any other Person.

(xiii) Borrower has not held, does not currently hold and will not hold itself out to be responsible for the debts or obligations of any other Person.

(xiv) Borrower has at all times during its existence held, and will continue to hold, all of its assets in its own name.

(xv) Borrower has not at any time during its existence guaranteed or become obligated for, and will not in the future guarantee or become obligated for, the debts of any other Person.

(xvi) Except as specifically provided in the Loan Documents, no other Person has ever guaranteed or become obligated for Borrower’s debts at any time during Borrower’s existence, and except as specifically provided in the Loan Documents, Borrower will not permit any other Person to guarantee or become obligated for its debts at any time in the future.

(xvii) Borrower has not at any time during its existence held, and will not in the future hold, out Borrower’s credit as being available to satisfy the obligations of any other Person.

(xviii) No other Person has ever held, and Borrower will not permit any other Person to hold, out Borrower’s credit as being available to satisfy the obligations of any other Person.

(xix) Borrower has not at any time during its existence bought or held, or will in the future buy or hold, evidence of Indebtedness issued by any of its Affiliates or equity interest holders (direct or indirect, legal or beneficial).

(xx) Borrower has at all times during its existence allocated fairly and reasonably (and paid or charged for, as applicable), and will continue to allocate fairly and reasonably (and pay or charge for, as applicable), any overhead expenses that are shared with an Affiliate of Borrower, including paying for office space provided by and services performed by any employee of an Affiliate of Borrower.

(xxi) Except as provided in the Loan Documents, Borrower has not at any time during its existence pledged, or will in the future pledge, its assets for the benefit of any other Person.

(xxii) No other Person has ever pledged, and Borrower will not permit any other Person to pledge, Borrower’s assets for such other Person’s benefit.

(xxiii) No other Person has ever identified, and Borrower will not permit any other Person to identify, Borrower as a division of any other Person.

(xxiv) If Borrower is a limited liability company, at least one member of Borrower shall be a Single Purpose Entity (the “SPE Member”), and only the SPE Member may be designated as managing member. If Borrower is a limited liability company, Borrower shall at all times either be member managed or be managed by a Board of Directors or Board of Managers and shall have at least one (1) springing member that will become the member of Borrower upon the dissolution of the last remaining member of Borrower. The SPE Member of Borrower will at all times comply, and will cause Borrower to comply, with each of the representations, warranties and covenants contained in this Section 4.1.(s) as if such representation, warranty or covenant was made directly by the SPE Member. Upon the withdrawal, removal or disassociation of the SPE Member from Borrower, Borrower shall immediately cause the SPE Member to appoint a new member whose articles of incorporation or articles of organization are substantially similar to those of the SPE Member.

(xxv) Intentionally Omitted.

(xxvi) Intentionally Omitted.

(xxvii) Intentionally Omitted.

(xxviii) Borrower has always been and will at all times be a Single Purpose Entity.

(t) Hazardous Substances. Borrower hereby represents and warrants to Lender that the representations and warranties contained in the Environmental Indemnity are true and correct. Except for any specific limitation contained in the Environmental Indemnity, this representation and warranty shall survive any termination, satisfaction, or assignment of this Agreement and the exercise by Lender of any of its rights or remedies hereunder, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure.

(u) Property Management Agreement. There is no Property Management Agreement in effect with respect to the Property, or any portion thereof.

(v) Contracts. Except as set forth on Schedule IV, there is no service, maintenance or other contract affecting the use, operation or maintenance of the Property that (a) involves more than $20,000 in compensation or expenditures per annum, or (b) is not terminable on one month’s notice or less without cause and without penalty or premium. True and correct copies of all contracts affecting the use, operation or maintenance of the Property (regardless of the dollar amount of such contracts or the termination provision set forth therein) (together with all amendments, modifications or supplements thereto) have been delivered to Lender or Servicer. All service, maintenance or other contracts affecting the Property entered into by Borrower or any of its Affiliates have been entered into at arms-length in the ordinary course of Borrower’s business. To the best of Borrower’s knowledge, all service, maintenance or other contracts affecting the Property not entered into by the Borrower or its Affiliate (including those entered into by the prior owners of the Property) have been entered into at arms-length in the ordinary course of business and provide for the payment of fees in amounts and upon terms not in excess of existing market rates. All existing contracts affecting the use, operation or maintenance of the Property comply, and all future such contracts will comply, with the Loan Documents in all material respects. All existing contracts affecting the use, operation or maintenance of the Property are in full force and effect and there are no defaults thereunder by any party as of the date hereof which have a Material Adverse Effect.

(w) Principal Place of Business. Borrower’s principal place of business as of the date hereof is: c/o DuPont Fabros Development LLC, 1212 New York Avenue, Suite 900, Washington, D.C. 20005.

(x) Borrower’s Ownership Structure. Borrower has provided to Lender a true and correct description of Borrower’s ownership structure, setting forth all Persons who own, directly or indirectly, legal or beneficial ownership interests in Borrower, and a true, correct and complete copy of Borrower’s organizational structure chart is attached hereto as Exhibit B and is incorporated herein by this reference.

(y) Service Rights. No Service Rights have been granted by Borrower or, to Borrower’s knowledge, any prior owner of the Property to any Person in connection with or relating to the Property.

(z) Affiliate Transaction. Except as set forth on Schedule IV, Borrower has not entered into any Affiliate Transactions. Any agreement with an Affiliate of Borrower shall either (i) provide that such agreement may be terminated on no more than thirty (30) days prior notice, with or without cause, and without penalty, or (ii) be subject to a Consent To Assignment of Affiliate Agreement and Estoppel and Recognition Agreement in the form reasonably acceptable to Lender, and providing that if Lender acquires the Property or an ownership interest in Borrower, directly or indirectly, then Borrower’s Affiliate agrees that Lender (or such purchaser at foreclosure) may terminate the agreement at any time upon notice to the Affiliate with or without cause or the payment of any premium or penalty. If such agreement is not terminated in accordance with the immediately preceding sentence, Lender shall have the right, and Borrower hereby irrevocably authorizes Lender and irrevocably appoints Lender as Borrower’s attorney-in-fact coupled with an interest, at Lender’s sole option, to terminate the agreement on behalf of and in the name of Borrower, and Borrower hereby releases and waives any claims against Lender arising out of Lender’s exercise of such authority.

(aa) Loan Proceeds. Except as set forth on Schedule IV, no Affiliate of Borrower or any Person in which Borrower or any Affiliate of Borrower owns an interest (direct, indirect or beneficial interest in Borrower) is receiving any portion of the proceeds of the Loan. Borrower shall use the proceeds of the Loan solely for purposes set forth in the Payment Direction Letter, the Certificate of Sources and Uses of Funds and the Pre-Development Budget.

(bb) Conditions Precedent. Borrower has fulfilled and satisfied all of the conditions precedent set forth on Schedule II, to the extent not expressly waived by Lender.

(cc) Lien of Loan Documents. Each of the Loan Documents which purports to grant or assign to Lender a Lien or security interest in the Property creates a valid, enforceable Lien on the Property in favor of Lender, subject only to Permitted Encumbrances. Upon the recording of the Security Instrument, Lender will have a perfected security interest in the Property. Other than the Security Instrument and fixture filing(s) related thereto, Borrower has not authorized the filing of any other mortgage or financing statement in favor of any other Person with respect to any of the Property. The recording of the Security Instrument and the fixture filings related thereto is the only action necessary in order to establish, protect and perfect the interest of Lender in the Property.

(dd) Borrower’s Counsel Opinions. All of the statements and assumptions contained in any opinions delivered by counsel to the Borrower in connection with the Loan and the Loan Documents are true, accurate and complete.

(ee) No Brokerage Fees. No Borrower Party has agreed to pay any brokerage or other fee, commission or compensation to any Person in connection with the Loan to be made hereunder, other than to Property Capital LLC.

Section 4.2 Survival of Representations. Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1, and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower; provided, however, that particular representations and warranties shall survive the complete payment of the Debt as specifically provided herein and/or in the other Loan Documents. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf. Borrower acknowledges that the representations and warranties contained in the Loan Documents are a material inducement to Lender to make the Loan. Borrower shall inform Lender in writing within five (5) Business Days upon discovering any breach of such representation or warranties, it being understood and acknowledged that any such discovery by any Borrower Party having an ownership interest in Borrower or the Property shall be deemed to be the discovery of Borrower.

V. BORROWER COVENANTS

From the date hereof and until payment and performance in full of all Obligations of Borrower under the Loan Documents, Borrower hereby covenants and agrees with Lender that:

Section 5.1 Existence; Compliance with Legal Requirements. Borrower shall, and shall cause each Borrower Party (other than a Borrower Party that is a natural person) to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, Licenses, permits and franchises in compliance with all Legal Requirements applicable to Borrower and the Property. Borrower shall not dissolve, terminate, liquidate, merge with, consolidate into or acquire another Person. Borrower shall at all times maintain, preserve and protect all franchises and trade names of Borrower or otherwise used in connection with the Property and preserve all of its property used or useful in the conduct of its business and shall keep the Property in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto. Borrower will not change its name, identity (including its trade name or names) or, if not an individual, its corporate, partnership, limited liability company, or other structure without Lender’s prior written consent. Borrower shall not allow or permit any change in the use of any of the Property without Lender’s prior written consent. Borrower will qualify to do business and will remain in good standing under the laws of the state in which the Property is located and in each jurisdiction as and to the extent the same is required for the ownership, development, maintenance, management and operation of the Property.

Section 5.2 Hazardous Substances. Borrower shall comply strictly and in all respects with the covenants set forth in the Environmental Indemnity.

Section 5.3 Certain Prohibited Actions.

(a) Borrower shall not enter into any line of business other than the ownership and operation of the Property and the development and/or redevelopment of the Property, and construction of the Improvements, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business. Borrower shall not directly or indirectly do any of the following: (i) change its principal place of business or chief executive office without first giving Lender sixty (60) days’ prior written notice thereof, Borrower hereby authorizing Lender to file such additional UCC Financing Statement amendments as Lender may require in order to reflect such change in Borrower’s principal place of business or chief executive office and to maintain the first priority perfection of all Liens and security interests created by the Loan Documents; or (ii) take any action or permit any action or inaction which could result in Borrower not being in compliance with Section 4.1(s); or (iii) cancel or otherwise forgive or release any claim or debt owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower’s business in its reasonable judgment. Borrower shall comply in all respects with Section 4.1(s) of this Agreement.

(b) Borrower shall not and shall not permit any Borrower Party to, make any change, amendment or modification to the Organizational Documents of any Borrower Party.

Section 5.4 Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Property or any part thereof as the same become due and payable. Borrower will deliver to Lender or Lender’s designee receipts for payment or other evidence satisfactory to Lender that the Taxes and Other Charges have been so paid or are not then delinquent no later than thirty (30) days prior to the date on which the Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and Borrower shall promptly cause to be paid and discharged any Lien which may be or becomes a Lien against the Property, and shall promptly pay for all utility services provided to the Property. After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges or the existence of any Lien, provided that (i) no Default or Event of Default exists, (ii) in the case of Taxes, if required under Legal Requirements, Borrower shall have paid the same before such amounts become delinquent even though Borrower is contesting the same, (iii) such proceeding shall be permitted under and be conducted in accordance with the provisions of all Leases and other documents or instruments to which Borrower is subject and shall not constitute a default thereunder, and such proceeding shall be conducted in accordance with all Legal Requirements, (iv) Borrower shall notify Lender in writing of any such contest and shall diligently and in good faith contest such Taxes, Other Charges or Lien by appropriate legal proceedings which shall operate to prevent the enforcement or collection thereof and the sale of the Property or any part thereof, in satisfaction thereof; (v) unless Borrower has otherwise bonded against such Taxes, Other Charges or Liens, Borrower shall have furnished to Lender a cash deposit, or an indemnity bond reasonably satisfactory to Lender with a surety reasonably satisfactory to Lender, in an amount equal to 125% of the Taxes, Other Charges or Lien claim, plus a reasonable additional sum to pay all costs, interest and penalties that may be imposed or incurred in connection therewith, to assure payment of the matters under contest and to prevent any sale or forfeiture of the Property or any part thereof; (vi) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes, Other Charges or Lien, together with all costs, interest and penalties which may be payable in connection therewith; and (vii) Borrower shall have obtained the written consent of Lender prior to undertaking such contest, which consent shall not be unreasonably withheld. In addition, if the Taxes, Other Charges or Lien are not paid in full when Borrower commences such contest, then such proceeding shall suspend the collection of Taxes, Other Charges or Lien from the Property. Lender may pay over any such cash deposit or part thereof held by Lender or liquidate any other security and pay same over to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Notwithstanding the foregoing, Borrower shall immediately upon request of Lender pay (and if Borrower shall fail so to do, Lender may, but shall not be required to, pay or cause to be discharged or bonded against) any such Taxes, Other Charges or Lien claim notwithstanding such contest, if in the good faith opinion of Lender, the Property or any part thereof or interest therein may be in danger of being sold, forfeited, foreclosed, terminated, canceled or lost. In addition, Borrower shall pay to Lender upon demand, any costs incurred by Lender in ensuring compliance by Borrower with this Section 5.4, including attorneys’ fees, monitoring and evaluating expenses and any tax service fees.

Section 5.5 Performance of Agreements. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all principal, interest, costs, fees and expenses to the extent required under, the Loan Documents. Borrower shall observe and perform each and every term to be observed or performed by Borrower pursuant to the terms of any other agreement or recorded instrument affecting or pertaining to Borrower or the Property, or given by Borrower to Lender for the purpose of further securing the Obligations.

Section 5.6 Notices. Borrower shall give written notice to Lender of any litigation or governmental proceedings pending or threatened against Borrower, any Borrower Party or the Property. Borrower shall promptly advise Lender of any Material Adverse Change and of the occurrence of any Default or Event of Default.

Section 5.7 Access to Premises. Borrower shall permit agents, representatives and employees of Lender to inspect the Property or any part thereof at reasonable hours upon not less than forty-eight hours (48) hours advance notice or such shorter period of notice as circumstances may dictate.

Section 5.8 Compliance. Borrower shall not commit or permit any other Person in occupancy of or involved with the operation or use of the Property to commit any act or omission affording any Governmental Authority the right of forfeiture as against the Property or any part thereof or any monies paid in performance of Borrower’s obligations under any of the Loan Documents. Borrower shall keep and maintain all Licenses necessary for the operation of the Property for their intended use.

Section 5.9 Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority, which may in any way affect the rights of Lender hereunder, or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

Section 5.10 Insurance Benefits and Condemnation Proceeds. Borrower shall fully cooperate with Lender in obtaining for Lender, as provided in the Loan Documents, the benefits of any Insurance Proceeds and Condemnation Proceeds lawfully or equitably payable in connection with the Property or any part thereof, and Lender shall be reimbursed for any reasonable expenses incurred in connection therewith (including attorneys’ fees and disbursements, expense of an appraisal on behalf of Lender in case of a fire or other Casualty affecting the Property or any part thereof) out of such Insurance Proceeds or Condemnation Proceeds, as applicable.

Section 5.11 Further Assurances. Borrower will, at its cost and without expense to Lender, and will use commercially reasonable efforts to cause each of the Borrower Parties to, do, execute, acknowledge and deliver all and every such further reasonable acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers, boundary surveys, footing or foundation surveys, plans and specifications, appraisals, title and other insurance reports and agreements and assurances as Lender shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring, and confirming unto Lender, the property and rights hereby mortgaged, granted, bargained, sold, conveyed, confirmed, pledged, assigned, warranted and transferred or intended now or hereafter so to be, or which Borrower may be or may hereafter become bound to convey or assign to Lender, or for carrying out the intention or facilitating the performance of Borrower’s covenants under this Agreement or for filing or recording the Security Instrument, or for complying with all Legal Requirements. Borrower, on demand, will execute and deliver to Lender, and authorize Lender to file, one or more financing statements, chattel mortgages or other instruments, to evidence or perfect more effectively the security interest of Lender in the Property, and if Borrower fails to execute, deliver or authorize any of the foregoing within five (5) days after such request by Lender, Borrower grants to Lender an irrevocable power of attorney coupled with an interest for the purpose of exercising and perfecting any and all rights and remedies available to Lender pursuant to this Section 5.11, and hereby authorizes Lender to execute in the name of Borrower, or without the signature of Borrower to the extent

Lender may lawfully do so, any such financing statements, chattel mortgages or other instruments, and to file same in any Governmental Office as may be determined by Lender to be appropriate, and Borrower hereby acknowledges and agrees that it shall have no claim or cause of action against Lender arising out of Lender’s exercise of Lender’s rights under this Section 5.11 or the execution and/or recordation of any instruments by or on behalf of Borrower pursuant to the foregoing power of attorney, unless such claim or cause of action results from Lender’s gross negligence or willful misconduct.

Section 5.12 Financial Reporting.

(a) Borrower will keep and maintain or will cause to be kept and maintained in accordance with Acceptable Accounting Principles, proper and accurate books, records and accounts reflecting all of the financial affairs, income and expenses of Borrower and, if the Property is improved and operating, the Property. Lender shall have the right from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office(s) of Borrower or other Persons maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine any of their accounting records as Lender shall determine to be necessary or appropriate in the protection of Lender’s interest. Borrower shall furnish or make available to Lender and its agents convenient facilities for the examination and audit of any of its books and records.

(b) Borrower will furnish to Lender annually, within one hundred twenty (120) days following the end of each Fiscal Year, a complete copy of audited Financial Statements for Borrower for such Fiscal Year prepared by an Approved Accounting Firm in accordance with Acceptable Accounting Principles and certified to by a duly authorized representative of Borrower and by such Approved Accounting Firm as being true, complete, and accurate. Borrower’s annual Financial Statements shall be accompanied by an Officer’s Certificate stating that no Default or Event of Default exists or, if any exist, the nature thereof and the date of occurrence or the period of time it has existed, and that such annual Financial Statements present fairly the financial condition of Borrower and the Property.

(c) Borrower will furnish, or cause to be furnished, to Lender on or before thirty (30) days after the end of each calendar quarter the following items accompanied by an Officer’s Certificate stating that no Default or Event of Default exists or, if any exist, the nature thereof and the date of occurrence or the period of time it has existed , and that such items are true, correct and complete in all material respects and fairly present the financial condition and results of the operations of Borrower and the Property (subject to normal year-end adjustments) as applicable: (A) monthly and year to date unaudited Financial Statements; (B) the actual capital expenditures for the Property with respect to such period; and (C) a comparison of the budgeted income and expenses and the actual income and expenses for such period.

(d) Borrower shall not incur any liabilities or expenses that are not included in, or are in excess of, the Pre-Development Budget and/or the approved annual budget provided to Lender in connection with the Extension Period.

(e) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible) such further detailed information, including Borrower’s tax returns, with respect to the operation of the Property and the financial affairs of the Borrower or the Property as may be reasonably requested by Lender.

(f) Borrower shall also, if requested by Lender to do so, use commercially reasonable efforts to obtain any financial information relating to any Borrower Party other than Borrower, provided, however, that any financial statements or information provided by Lammot J. du Pont shall be limited to his ownership interest in DuPont Fabros Development LLC and its affiliates and shall, in no event, be required to include his tax returns.

Section 5.13 Title to the Property.

(a) Borrower will warrant and defend (i) the title to the Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Security Instrument and the Assignment of Leases encumbering the Property and the perfection and priority of the Liens and security interests created by the Loan Documents, including any UCC Financing Statements, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender on demand for any losses, costs, damages or expenses (including reasonable attorneys’ fees and court costs) incurred by Lender if an interest in the Property, other than as permitted hereunder, is claimed by another Person.

(b) If requested by Lender, Borrower shall provide Lender with a title “bring down” with respect to the Property.

Section 5.14 Estoppel Statements. At any time within ten (10) days after request by Lender, Borrower shall furnish Lender or any proposed assignee of Lender with a written statement, duly acknowledged and certified by Borrower, setting forth (A) the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the then current rate of interest of the Note, (D) the terms of payment, (E) the date installments of interest and/or principal were last paid, (F) that, except as provided in such statement, there are no Defaults or events which with the passage of time or the giving of notice or both, would constitute an Event of Default under the Loan Documents, (G) that the Loan Documents are valid, legal and binding obligations of the Borrower Parties and have not been modified or if modified, giving particulars of such modification, (H) whether any offsets or defenses exist with respect to the Loan or Lender and, if any are alleged to exist, a detailed description thereof, (I) whether or not, to the best knowledge of the Borrower, any of the lessees under the Leases are in default under the Leases, and, if any of the lessees are in default, setting forth specific nature of all such defaults, and (J) as to any other matters reasonably requested by Lender.

Section 5.15 Leasing Matters. Borrower shall not enter into any Leases at the Property without Lender’s prior written approval which shall not be unreasonably withheld. Any Leases entered into by Borrower with respect to the Property, or any portion thereof, shall provide that it is subordinate to the Security Instrument and that the Tenant agrees to attorn to Lender. No changes shall be made to the subordination provisions of the standard lease form without Lender’s prior written consent. None of the Leases (whether currently in effect or hereafter entered into) contain or will contain any option to purchase, any right of first offer or any right of first refusal to purchase the Property or any portion thereof.

Section 5.16 Business Purposes. The Loan is solely for the business purpose of the Borrower, and is not for personal, family, household, or agricultural purposes.

Section 5.17 Property Manager. Borrower shall not enter into any Property Management Agreement without the prior written consent of Lender.

Section 5.18 Intentionally Omitted.

Section 5.19 Access Laws.

(a) Borrower agrees that the Property shall at all times strictly comply to the extent applicable with the requirements of the Americans with Disabilities Act of 1990, Pub. L. No. 101-336, 104 Stat. 327, 42 U.S.C. § 12191, et seq., as hereafter amended, the Fair Housing Amendments Act of 1988 (if applicable), as amended, all state and local laws and ordinances related to handicapped access and all rules, regulations, and orders issued pursuant thereto including the Americans with Disabilities Act Accessibility Guidelines for Buildings and Facilities, as amended (collectively, “Access Laws”) and all other Legal Requirements upon written request by Lender, and Borrower shall provide Lender with an architect’s certificate, engineer’s certificate, or such other reasonable evidence as Lender may request evidencing compliance with Access Laws. Borrower shall be solely responsible for all such costs of compliance and reporting under all Access Laws.

(b) Notwithstanding any provisions set forth herein or in any other document regarding Lender’s approval of alterations of any or all of the Property, Borrower shall not alter any of the Property in any manner which would increase its responsibilities for compliance with the applicable Access Laws without the prior written approval of Lender. Lender’s approval of the plans, specifications, or working drawings, as may be required under the applicable terms of this Agreement or the other Loan Documents, for any alterations of any or all of the Property shall create no responsibility or liability on behalf of Lender for their completeness, design, sufficiency or their compliance with Access Laws or any other Legal Requirements. The foregoing shall apply to tenant improvements constructed by Borrower or by any Tenants. Lender may condition any such approval upon receipt of a certificate of Access Law compliance from an architect, engineer, or other Person acceptable to Lender.

(c) Borrower agrees to give prompt notice to Lender of the receipt by Borrower of any complaints related to violation of any Access Laws and of the commencement of any proceedings or investigations which relate to compliance with applicable Access Laws.

Section 5.20 Operation of Property. Other than in connection with Borrower’s redevelopment of the Property as a data center or as otherwise expressly provided in this Agreement, Borrower shall not enter into, execute, initiate, join in, acquiesce in or otherwise subject any portion of the Property to, or consent to any change in, any restrictive covenant, easement, agreement, zoning or similar law or other public or private restriction limiting, defining, changing or conditioning the uses which may be made of the Property or any part thereof. If under applicable zoning provisions the use of all or any portion of the Property is or shall become a nonconforming use, the Borrower will not cause or permit the nonconforming use to be discontinued or abandoned without the express written consent of Lender. Borrower shall not commit or suffer any waste of the Property or make any change in the use of the Property which will in any way materially increase the risk of fire or other hazard arising out of the operation of the Property or take any action that might invalidate or give cause for cancellation of any Policy, or do or permit to be done thereon anything that may in any way impair the value of the Property or Lender’s rights under the Loan Documents. Borrower will not, without the prior written consent of Lender, permit any drilling or exploration for or extraction, removal, or production of any minerals from the surface or the subsurface of the Land, regardless of the depth thereof or the method of mining or extraction thereof. Borrower shall not commit, permit or suffer to exist any act or omission that would cause any risk of forfeiture as against the Property or any part thereof or any monies paid in performance of the Obligations. Borrower shall not suffer, permit or initiate the joint assessment of the Property with any other real property constituting a tax lot separate from the Property.

Section 5.21 Maintenance of Property; Payment for Labor and Materials.

(a) Borrower shall promptly repair, replace or rebuild any part of the Property which may be destroyed by any Casualty, or become damaged, worn, dilapidated or obsolete and shall complete and pay for (or cause Tenants to pay for) any structure at any time in the process of construction or repair on the Property; provided, however, that Borrower shall not be required to repair, replace or restore any equipment or personal property located on the Property or rebuild any portion of the Improvements that is intended to be demolished pursuant to the renovation plan approved by Lender; provided, however, that in all events Borrower shall be required to repair, replace or rebuild the exterior walls of the existing Improvements and any other structural components that were not intended to be demolished, to the same or better condition existing as of the date hereof and, provided further, that in no event shall Borrower be entitled or permitted to reduce the gross or usable square footage of the Improvements as of the date hereof. Borrower will promptly pay when due all bills and costs for labor, materials and specifically fabricated materials incurred in connection with the Property and never knowingly permit to exist beyond the due date thereof in respect of the Property or any part thereof any Lien or security interest, even though subordinate to the Lien and the security interests of the Security Instrument, and in any event never knowingly permit to be created or exist in respect of the Property or any part thereof any other or additional Lien or security interest other than the Lien created by the Loan Documents and the Permitted Encumbrances.

(b) Borrower shall cause the Property to be maintained in a good and safe condition and repair. The Improvements shall not be removed, demolished or altered in any material respect nor shall any additional improvements be constructed without the prior written consent of Lender.

Section 5.22 Transfer or Encumbrance of the Property.

(a) Borrower acknowledges that Lender, in agreeing to make the Loan, has examined and relied on the creditworthiness and experience of the Borrower Parties in owning and operating properties such as the Property, and that Lender will continue to rely on Borrower’s ownership and operation of the Property as a means of maintaining the value of the Property as security for repayment of the Debt. Borrower acknowledges that Lender has a valid interest in maintaining the value of the Property so as to ensure that, should

Borrower default in the repayment of the Debt, Lender can recover all or a portion of the Debt by a sale of the Property or a part thereof. Accordingly, subject to the terms of this Section 5.22, and Borrower shall not, without the prior written consent of Lender, (i) effectuate a Transfer of, or (ii) sell, convey, alienate, mortgage, encumber, pledge or otherwise Transfer, the Property, or any part thereof or any legal or beneficial interest therein, directly or indirectly, or permit the Transfer of the Property, or any part thereof or any interest therein, other than pursuant to Leases of space pursuant to Section 5.15 or a Permitted Transfer.

(b) A Transfer within the meaning of this Section 5.22 shall be deemed to include: (i) an installment sales agreement wherein Borrower agrees to sell the Property or any part thereof or any interest therein for a price to be paid in installments; (ii) an agreement by Borrower leasing all or a substantial part of the Property for other than actual occupancy by a space tenant thereunder, or a sale, assignment or other transfer of, or the grant of a security interest in, Borrower’s right, title and interest in and to any Leases or any Rents, except as specifically permitted by the Loan Documents; (iii) if Borrower or any partner or member of Borrower (or any indirect owner of a legal or beneficial interest in Borrower or any constituent partner or member of Borrower no matter how remote) is a corporation, the Transfer of such corporation’s stock or any portion thereof (or the stock of any corporation directly or indirectly controlling such corporation by operation of law or otherwise) or the creation or issuance of new stock in one or a series of transactions by which any of such corporation’s stock or any portion thereof shall be vested in a party or parties who are not now existing stockholders as of the date hereof or results in any change in the ultimate ownership or control of such corporation (no matter how remote); (iv) if Borrower or any partner or member of Borrower (or other indirect owner of a legal or beneficial interest in Borrower or any constituent partner or member of Borrower no matter how remote) is a limited or general partnership, joint venture or limited liability company, the change, removal, resignation or addition of a partner, joint venturer or member or the Transfer of the partnership or membership interest of any partner or any member or the Transfer of the legal or beneficial interest of any joint venturer, partner or member; (v) if Borrower is a limited or general partnership, joint venture, limited liability company, trust, nominee trust, tenancy in common or other unincorporated form of business association or form of ownership interest, the Transfer of any legal or beneficial interest (including any economic or profits interest) of any Person having a direct or indirect legal or beneficial ownership interest in Borrower, including any legal or beneficial interest in any constituent partner or member of Borrower; (vi) any instrument subjecting the Property to a condominium regime or transferring ownership to a cooperative corporation; (vii) the dissolution or termination of Borrower or any general partner, managing member, manager or member manager of Borrower or any constituent member or partner of Borrower or the merger or consolidation of Borrower or any general partner or member of Borrower with any other Person; (viii) any transfer of a direct or indirect, legal or beneficial ownership interest in Borrower; (ix) any other transaction or Transfer or assignment which results in the Principals ceasing to have sole management and operating control of Borrower, directly or indirectly, and the right to make all day to day operating decisions with respect to Borrower; (x) any other transaction pursuant to which any Person not holding a direct or indirect, legal or beneficial ownership interest in Borrower on the Closing Date acquires a direct or indirect (and no matter how remote), legal or beneficial ownership interest in Borrower; (xi) any swap, derivative or other transaction shifting the risks and rewards of ownership of the Property, unless otherwise expressly required by the Loan Documents; (xii) any transaction pursuant to which any Person is granted an option to purchase all or any portion of the Property or any direct, indirect, legal or beneficial interest in Borrower; and (xiii) any transaction, agreement or arrangement pursuant to which any Person is given any right to control, direct or veto any material actions or decisions by Borrower, directly or indirectly, whether through an ownership interest, contract right or otherwise.

(c) Notwithstanding the foregoing, a Permitted Transfer shall be permitted without the Lender’s consent, provided that the Borrower provides Lender with a certificate stating that the following conditions have been satisfied (provided, however, that no such certificate from Borrower shall be required with respect to any Permitted Transfer which is made pursuant to and is permitted under the terms of any intercreditor agreement to which Borrower and Lender are each a party): (A) no Event of Default shall have occurred and be continuing and such sale or conveyance shall not result in an Event of Default and (B) the requirements for a Single Purpose Entity pursuant to Section 4.1(s) hereof and the Organizational Documents of the Borrower continue to be satisfied. In the event Lender, in its reasonable discretion, determines that any of the foregoing conditions has not been satisfied, Lender shall notify Borrower in writing of such determination no later than five (5) Business Days after Lender’s receipt of the Borrower’s certification.

(d) Lender shall not be required to demonstrate any actual impairment or prejudice of its security or any increased risk of default hereunder in order to declare the Debt immediately due and payable upon any Transfer of the Property or any interest therein (other than a Permitted Transfer) made or effected without Lender’s prior written consent which may be granted, withheld, delayed or conditioned in Lender’s sole and absolute discretion. This provision shall apply to every Transfer of the Property or any interest therein (other than a Permitted Transfer) regardless of whether voluntary or not, or whether or not Lender has consented to any previous Transfer of the Property or any interest therein. Notwithstanding anything to the contrary contained in this Section 5.22, no Transfer of the Property or any interest therein (whether or not such Transfer shall constitute a Permitted Transfer) shall be made to any Prohibited Person.

(e) Lender’s consent to one Transfer of the Property or any part thereof or any interest therein shall not be deemed to be a waiver of Lender’s right to require such consent to any future Transfer of the Property or any part thereof or any interest therein. Any Transfer of the Property or any part thereof or any interest therein made in contravention of this Section 5.22 shall be null and void and of no force and effect.

(f) Borrower agrees to bear and shall pay or reimburse Lender on demand for all costs and expenses (including title search costs, title insurance endorsement premiums and reasonable attorneys’ fees and disbursements) incurred by Lender in connection with the review, approval and documentation of any proposed Transfer of the Property or any part thereof or any interest therein, including Permitted Transfers, whether or not such consent is granted, withheld, conditioned or denied.

(g) Without limiting the generality of the restrictions on Transfers of the Property or any part thereof or any interest therein set forth in this Section 5.22, each and/or any Transfer of the Property or any part thereof or any interest therein shall be conditioned upon the satisfaction of one or more of the following conditions as may be deemed appropriate or desirable by Lender under the circumstances: (a) a modification of the terms hereof, the Note, the Security Instrument or the other Loan Documents; (b) an assumption of this Agreement, the Note, the Security Instrument and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.1 hereof; (c) payment of all of fees and expenses incurred in connection with such Transfer including, without limitation, the cost of any third party reports, legal fees and expenses, or required legal opinions; (d) the proposed transferee’s continued compliance with the representations and covenants set forth herein; and (e) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such Transfer are in accordance with the then current standards of Lender. In addition to the foregoing, each and/or any Transfer of the Property or any part thereof or any interest therein shall be conditioned upon the satisfaction of such other conditions as Lender shall determine in its reasonable discretion to be in the interest of Lender, including, without limitation, the creditworthiness, reputation and qualifications of the transferee with respect to the Loan and the Property or any part thereof.

Section 5.23 ERISA.

(a) Borrower shall not engage in any transaction, nor will it permit or cause any Borrower Party to engage in any transaction, which would cause any obligation, or action taken or to be taken, under the Loan Documents (or the exercise by Lender of any of its rights under the Loan Documents) to be a non-exempt (under a statutory or administrative class exemption) prohibited transaction under ERISA.

(b) Borrower further covenants and agrees to deliver to Lender such certifications or other evidence from time to time throughout the term of the Loan, as requested by Lender, that (i) Borrower is not an “employee benefit plan” as defined in Section 3(3) of ERISA, which is subject to Title I of ERISA, or a “governmental plan” within the meaning of Section 3(32) of ERISA or treats as holding assets of any such plan by reason of such plan’s ownership of an interest in Borrower; (ii) Borrower is not subject to state statutes regulating investments and fiduciary obligations with respect to governmental plans; and (iii) one or more of the following circumstances is true:

(i) Equity interests in Borrower are publicly offered securities, within the meaning of 29 C.F.R. § 2510.3-101(b)(2);

(ii) Less than twenty-five percent (25%) of each outstanding class of equity interests in Borrower are held by “benefit plan investors” within the meaning of 29 C.F.R. § 2510.3-101(f)(2); or

(iii) Borrower qualifies as an “operating company” or a “real estate operating company” within the meaning of 29 C.F.R. § 2510.3-101(c) or (e) or an investment company registered under The Investment Company Act of 1940.

Section 5.24 Affiliate Transaction. Except as set forth in Schedule IV, Borrower shall not enter into any Affiliate Transaction without the prior written consent of Lender, which may be withheld in Lender’s sole discretion and in any event only upon such terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such Affiliate.

Section 5.25 Service Rights. Borrower shall not allow any Service Rights to be granted by any Person other than Borrower (including any Affiliate of Borrower or any Principal), and any Service Rights granted by any Person other than Borrower shall be null and void ab initio.

Section 5.26 Purchase Options. Borrower shall deliver to Lender true and correct copies of any Purchase Agreement, any option agreement and any rights of first offer or rights of first refusal to purchase the Property or any portion thereof, or any other similar agreement, together with all amendments and modifications thereto, within five (5) days after the execution thereof. The requirement for delivery of the foregoing shall not be deemed to imply Lender’s consent thereto.

Section 5.27 Subdivision Maps. Prior to entering into, agreeing to or recording any map, plat, parcel map, lot line adjustment or other subdivision map, easement, reciprocal easement agreement, declaration or any other recorded document of any kind covering any portion of the Property (collectively, a “Subdivision Map”), or amending, modifying, terminating or taking any material action with respect to any Subdivision Map, the Borrower shall submit such Subdivision Map and any and all amendments thereto to Lender for Lender’s review and approval, which approval may be withheld in Lender’s sole and absolute discretion. As a condition precedent to approval by Lender, if required by Lender, (i) Borrower shall execute, acknowledge and deliver to Lender such amendments to the Loan Documents as Lender may reasonably require to reflect the change in the legal description of the Property resulting from the recordation of any Subdivision Map, and (ii) Borrower shall deliver to Lender, at Borrower’s sole expense, title endorsements to the Title Policies in form and substance satisfactory to Lender insuring the continued first priority Lien of the Security Instrument. Subject to the execution and delivery by Borrower of any documents required under this Section 5.27, Lender shall, if required by applicable law, sign any Subdivision Map approved by Lender pursuant to this Section 5.27.

Section 5.28 No Waiver. Neither the Borrower nor any Borrower Party shall modify or attempt to modify the Pre-Development Budget, or any Plans and Specifications without the prior express written consent of the Lender.

Section 5.29 Equity Contribution. Until such time as the Loan has been indefeasibly paid in full (together with all interest thereon and other sums payable with respect thereto), Borrower shall keep the Equity Contribution invested in the Property as equity and shall not permit any return of the Equity Contribution.

Section 5.30 Anti-Terrorism.

(a) Neither the Borrower nor any Borrower Party or any other Person owning a direct or indirect, legal or beneficial interest in Borrower or any Borrower Party is in violation of Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001 and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the “Patriot Act”) or any other Legal Requirement relating to terrorism or money laundering.

(b) Neither the Borrower nor any Borrower Party, nor any of their respective constituents, investors (direct or indirect and whether or not holding a legal or beneficial interest) or Affiliates, any of their respective brokers or other agents, if any, acting or benefiting, directly or indirectly, in any capacity in connection with the Loan, is a “Prohibited Person” which is defined as follows:

(i) a Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order;

(iii) a Person with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Legal Requirements, including the Executive Order and the Patriot Act;

(iv) a Person who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v) a Person that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/t11sdn.pdf or at any replacement website or other replacement official publication of such list; or

(vi) a Person who is an Affiliate of a Person listed above.

(c) Neither the Borrower nor any Borrower Party, nor any of their respective Affiliates, investors or constituents, acting in any capacity in connection with the Loan are currently or will at any time hereafter (i) conduct any business or engage in any transaction or dealing with any Prohibited Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Prohibited Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purposes of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order or the Patriot Act.

(d) Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming compliance with this Section 5.30.

(e) (i) None of the funds or other assets of Borrower or any Borrower Party constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as defined below); (ii) no Embargoed Person has any interest of any nature whatsoever in Borrower, any member of the Borrower, or any Borrower Party, as applicable (whether directly or indirectly); and (iii) none of the funds of Borrower, any member of the Borrower, or any Borrower Party, as applicable, have been derived from any unlawful activity with the result that the investment in Borrower, any member of the Borrower, or any Borrower Party, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law. “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Borrower, any member of Borrower, or any Borrower Party, as applicable (whether directly or indirectly), is prohibited by law or the Loan made by the Lender is in violation of applicable law.

Section 5.31 Misapplication of Funds. Borrower shall not distribute any Property revenues, Insurance Proceeds or Condemnation Proceeds in violation of the provisions of the Loan Documents, or make any distributions in violation of the provisions of the Loan Documents.

Section 5.32 Title Reports. Upon request by Lender, Borrower shall provide Lender with current UCC Searches or updates to UCC Searches previously delivered to Lender. If Borrower fails to provide such reports to Lender within thirty (30) days of Lender’s request therefor, such failure shall constitute an Event of Default, and Lender shall have the right to obtain copies of such reports or updates at Borrower’s sole cost and expense.

Section 5.33 Bankruptcy. Borrower shall give prompt written notice to Lender of any voluntary or involuntary bankruptcy, reorganization, insolvency or similar proceeding under any Bankruptcy Law against any Borrower Party.

Section 5.34 Material Agreements.

(a) Borrower shall not enter into any Material Agreement without the consent of Lender, which consent shall not be unreasonably withheld or delayed. Borrower shall provide Lender with a written request for such consent. After receipt of such written request, Lender shall have ten (10) Business Days to review and respond to such request. If Lender does not respond to Borrower’s request within such ten Business Day period, Borrower shall then provide Lender with a second request for consent. If Lender does not respond to Borrower’s second request within two (2) Business Days after receipt of such second request, then such Material Agreement shall be deemed approved by Lender. Upon the request of Lender with respect to Material Agreements, Borrower shall deliver to Lender a recognition agreement from such service or material provider, among other things, providing for such Person’s continued performance in accordance with the terms of such Material Agreements should Lender become the owner of the Property. Each such Material Agreement and each recognition agreement relating thereto, shall be in form and substance reasonably acceptable to Lender in all respects, including the amount of the costs and fees thereunder.

(b) Except as specifically set forth herein, Borrower will not amend, modify, supplement, rescind or terminate any Material Agreement, without Lender’s approval, including the identity of the party to perform services under such agreement. If a material or service provider under a Material Agreement is in default in its obligations thereunder to the extent entitling Borrower to rescind or terminate that agreement, then if Lender so requires (but not otherwise), Borrower will promptly use all reasonable efforts to terminate that agreement and appoint a new party in its place, with such identity and terms of appointment as are approved by Lender.

(c) Borrower shall and shall cause each Borrower Party, as applicable, to observe and perform each and every term to be observed or performed by such Borrower Party under the Material Agreements the non-performance of which would cause a Material Adverse Effect.

Section 5.35 Loan Balancing.

(a) In Balance. The Loan shall be “in balance” at all times as determined by Lender in its sole and absolute discretion. For purposes of this Loan Agreement, the Loan will be deemed “in balance” only at such times as Borrower has invested a sufficient amount of its own funds so that (i) the total loan-to-value ratio never exceeds 65% and (ii) the undisbursed portion of the Interest Holdback is sufficient to pay interest on the Loan until the Maturity Date, as reasonably determined by Lender.

(b) Determination of Balancing. The initial determination of Loan balancing shall be determined as of the Closing Date. The Lender may re-evaluate the Loan balancing periodically and prior to any advance of the Loan throughout the term of the Loan. If Lender at any time determines that the Loan is not “in balance” Lender shall so notify Borrower in writing, and shall not be obligated to make any further advances of the Loan until Lender determines the Loan is again in balance.

(c) Deficiency Deposit. Within ten (10) Business Days of Borrower’s receipt of the notice referred to in subsection (b), Borrower shall deposit with Lender an amount of cash (the “Deficiency Deposit”) sufficient to place the Loan “in balance” or Borrower shall make such other arrangements as Lender may approve to place the Loan “in balance.” Any Deficiency Deposit made with Lender shall not earn interest. Borrower will pay Lender’s normal account opening and administration fees for handling such Deficiency Deposit. The Deficiency Deposit shall be first exhausted before Lender makes any further Loan Advance. Disbursement of the Deficiency Deposit must be approved by Lender and shall be subject to Borrower’s compliance with all conditions which would be applied to an advance of the Loan for the same items to which the Deficiency Deposit is to be applied. Any default, breach or violation of this Section 5.35(c) shall be an automatic Event of Default (without any notice, grace or cure period.)

(d) Additional Required Borrower’s Equity. Borrower will cause its investors to invest such additional funds in Borrower as equity from time to time as may be required to keep the Loan “in balance” as required in this Section 5.35. Notwithstanding the foregoing, the Principals shall unconditionally contribute to Borrower at least thirty percent (30%) of any additional equity contributions required to keep the Loan “in balance.”

VI. CASUALTY; CONDEMNATION; ESCROWS

Section 6.1 Insurance; Casualty and Condemnation.

Section 6.1.1 Insurance.

(a) Borrower shall obtain and maintain, or cause to be maintained at all times during the term of the Loan, insurance for Borrower and the Property providing at least the following coverages:

(i) Comprehensive all risk insurance on the Improvements and all personal property, including fire, lightning, vandalism and malicious mischief, boiler and machinery, contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, and if required by Lender, flood and/or earthquake coverage, in each case (A) in an amount equal to 100% of the “full replacement cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loan; (B) containing an agreed amount endorsement with respect to the Improvements and all personal property waiving all co-insurance provisions; (C) providing for no deductible in excess of the lesser of $25,000 and one percent (1%) of the face value of such policy; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Property shall at any time constitute legal non-conforming structures or uses. The full replacement cost shall be redetermined from time to time (but not more frequently than once in any six (6) calendar month period) at the request of Lender by an appraiser or contractor designated and paid by Borrower and approved by Lender, or by an engineer or appraiser in the regular employ of the insurer providing the relevant coverage. After the first appraisal, if permitted by Lender, additional appraisals may be based on construction cost indices customarily employed in the trade. No omission on the part of Lender to request any such ascertainment shall relieve Borrower of any of its obligations under this Section.

(ii) Borrower shall obtain flood hazard insurance if any portion of the Improvements located at the Property is currently or at any time in the future identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968 (and any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the Improvements, if any; provided, however, that a portion of such flood hazard insurance may be obtained under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended. If none of the Improvements is so identified, such flood insurance shall be no less than $10,000,000.

(iii) Earthquake insurance in amounts and in form and substance satisfactory to Lender in the event the Property is located in an area with a high degree of seismic activity. If none of the Improvements is so identified, such earthquake insurance shall not be required.

(iv) Commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Property, such insurance (A) to be on the so-called “occurrence” form with a combined single limit of not less than $2,000,000 or such higher amount as may be required by Lender; (B) to continue at not less than the aforesaid limit until required to be changed by Lender in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; and (4) blanket contractual liability for all written and oral contracts.

(v) Business income insurance (A) with loss payable to Lender; (B) covering all risks required to be covered by the insurance provided for in Section 6.1.1(a)(i), above; and (C) after the Property is redeveloped and ready for occupancy, containing an unlimited indemnity period pertaining to the time to repair or rebuild and containing an extended period of indemnity endorsement which provides that after the physical loss to the Improvements and all personal property has been repaired, the continued loss of income will be insured until such income either returns to the same level it was at prior to the loss, or the expiration of twelve (12) months from the date of the loss, whichever first occurs, and notwithstanding that the policy may expire prior to the end of such period; and in an amount equal to 100% of the projected gross income from the Property for a period of twelve (12) months. The amount of such business income insurance shall be determined after the Property is redeveloped and ready for occupancy and at least once each year thereafter based on Borrower’s reasonable estimate (subject to Lender’s review and approval) of the gross income from the Property for the succeeding twelve (12) month period. All Insurance Proceeds payable to Lender pursuant to this Section 6.1.1(a)(v) shall be held by Lender and shall be applied to the Obligations from time to time due and payable hereunder and under the Loan; provided, however, that nothing herein contained shall be deemed to relieve Borrower of its obligations to pay the Obligations on the respective dates of payment provided for in the Note except to the extent such amounts are actually paid out of the proceeds of such business income insurance.

(vi) At all times during which structural construction, repairs or alterations are being made with respect to the Improvements, Borrower’s insurance shall include (A) contingent or protective liability insurance covering claims not covered by or under the terms or provisions of the above mentioned commercial general liability insurance policy; and (B) the insurance provided for in Section 6.1.1(a)(i), written in a so-called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to Section 6.1.1(a)(i), (3) including permission to occupy the Property, and (4) with an agreed amount endorsement waiving co-insurance provisions.

(vii) Workers compensation insurance, subject to the statutory limits of the state in which the Property are located, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 for disease aggregate in respect of any work or operations on or about the Property, or in connection with the Property or its operation (if applicable).

(viii) Comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by Lender on terms consistent with the comprehensive all risk insurance required under Section 6.1.1(a)(i).

(ix) Umbrella liability insurance in an amount not less than $20,000,000.00 per occurrence on terms consistent with the commercial general liability insurance policy required under Section 6.1.1(a)(iv).

(x) If applicable, motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence of $1,000,000.

(xi) In the event that the Property or any part of the Improvements thereon constitutes a legal non-conforming use under applicable building, zoning or land use laws or ordinances which are in affect at the time of loss or at the time of reconstruction, the policy shall include an ordinance or law coverage endorsement which will contain Coverage A: “Loss Due to Operation of Law” (with a minimum liability limit equal to Replacement Cost With Agreed Value Endorsement), Coverage B: “Demolition Cost” and Coverage C: “Increased Cost of Construction” coverages.

(xii) Insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the insurance required under Sections 6.1(a)(i), (iii), (iv), (v), (vii) and (viii), above, at all times during the term of the Loan, provided that such insurance is available at commercially reasonable rates.

(xiii) Such other insurance and in such amounts as Lender from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the properties located in or around the region in which the Property is located.

(b) All insurance provided for in Section 6.1.1(a) shall be obtained under valid and enforceable policies (“Policies” or in the singular, “Policy”), in such forms and, from time to time after the date hereof, in such amounts as may be satisfactory to Lender, issued by financially sound and responsible insurance companies authorized to do business in the State in which the Property is located and approved by Lender. Except as otherwise approved by Lender in its sole and absolute discretion, the insurance companies must have a claims paying ability/financial strength rating of “A/A2” (or its equivalent) or better by Standard & Poor’s Ratings Services and Moody’s Investors Service, Inc. (each such insurer shall be referred to below as a “Qualified Insurer”). The Policies shall designate Lender as first mortgagee, except as to general liability, worker’s compensation, umbrella liability and automobile policies under which Lender shall be named as an additional insured. Not less than thirty (30) days prior to the expiration dates of the Policies theretofore furnished to Lender pursuant to Section 6.1.1(a), certified copies of the Policies marked “premium paid” or accompanied by evidence satisfactory to Lender of payment of the premiums due thereunder (“Insurance Premiums”), shall be delivered by Borrower to Lender; provided, however, that in the case of renewal Policies, Borrower may furnish Lender with binders therefor to be followed by the original Policies when issued.

(c) Borrower shall not obtain (i) any umbrella or blanket liability or casualty Policy unless, in each case, such Policy is approved in advance in writing by Lender and Lender’s interest is included therein as provided in this Agreement and the Loan Documents and such Policy is issued by a Qualified Insurer, or (ii) separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1.1(a) to be furnished by, or which may be reasonably required to be furnished by, Borrower. In the event the Borrower obtains separate insurance or an umbrella or a blanket Policy, Borrower shall notify Lender of the same and shall cause certified copies of each Policy to be delivered as required in Section 6.1.1(a). Any blanket Policy shall specifically allocate to the Property the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Property in compliance with the provisions of Section 6.1.1(a).

(d) All Policies of insurance provided for or contemplated by Section 6.1.1(a) except for the Policy referenced in Section 6.1.1(a)(vii) shall name Lender and the Borrower as the insured or additional insured, as their respective interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause in favor of Lender providing that the loss thereunder shall be payable to Lender. Without limitation to the foregoing, Lender shall be named under a Lender’s Loss Payable Endorsement (acceptable to Lender) on all insurance policies which Borrower actually maintains with respect to the Property.

(e) All Policies of insurance provided for in Section 6.1.1(a) shall contain clauses or endorsements to the effect that:

(i) No act or negligence of the Borrower, or anyone acting for the Borrower, or of any Tenant under any Lease or other occupant, or failure to comply with the provisions of any Policy which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as Lender is concerned.

(ii) The Policy shall not be materially changed (other than to increase the coverage provided thereby) or cancelled without at least thirty (30) days written notice to Lender and any other party named therein as an insured.

(iii) Each Policy shall provide that the issuers thereof shall give written notice to Lender if the Policy has not been renewed thirty (30) days prior to its expiration.

(iv) Lender shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(v) The insurer waives all rights of subrogation in a manner acceptable to Lender.

(f) Borrower shall furnish to Lender, on or before thirty (30) days after the close of each calendar year, an Officer’s Certificate stating the amounts of insurance maintained in compliance herewith, the risks covered by such insurance and the insurance company or companies which carry such insurance and, if requested by Lender, verification of the adequacy of such insurance by an independent insurance broker or appraiser acceptable to Lender.

(g) If at any time Lender is not in receipt of written evidence that all insurance required hereunder is in full force and effect, Lender shall have the right, without notice to Borrower or any other Person to take such action as Lender deems necessary to protect Lender’s interest in the Property, including obtaining such insurance coverage as Lender in Lender’s sole discretion deems appropriate, and all expenses incurred by Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to Lender upon demand and until paid shall be secured by the Loan Documents and shall bear interest at the Default Rate.

(h) In the event of foreclosure of the Security Instrument, or other transfer of title to the Property in extinguishment in whole or in part of the Debt, all right, title and interest of the Borrower in and to such Policies then in force concerning the Property and all proceeds payable thereunder shall thereupon vest in the purchaser at such foreclosure or Lender or other transferee in the event of such other transfer of title.

(i) Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices of similarly situated lenders, and the like.

(j) If the Property or any portion of the Property is damaged or destroyed, in whole or in part, by fire or other casualty, whether insured or uninsured (a “Casualty”), the Borrower shall give prompt written notice thereof to Lender. Following the occurrence of a Casualty, the Borrower shall, regardless of whether sufficient Insurance Proceeds are available promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law and the terms and conditions of the Loan Documents. The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Debt and be secured by the Loan Documents and shall be reimbursed by Borrower to Lender upon demand.

(k) Borrower shall comply with all insurance requirements of any insurer of the Property or any portion thereof and shall not bring or keep or permit to be brought or kept any article upon any of the Property or any portion thereof or cause or permit any condition to exist thereon which would be prohibited by an insurance requirement, or would invalidate any Policy then in effect or any of the insurance coverage required hereunder to be maintained by Borrower on or with respect to any part of the Property pursuant to this Agreement.

(l) Any reimbursement due to Lender pursuant to this Section 6.1.1 must be paid within ten (10) days (or sooner if required) of demand therefor, or such amount shall accrue interest at the Default Rate until paid to Lender.

(m) Lender shall not be responsible for nor incur any liability for the insolvency of any insurer or other failure of any insurer to perform, even though Lender has caused the insurance to be placed with the insurer after failure of Borrower to furnish such insurance. Borrower shall not obtain insurance for the Property in addition to that required by Lender without the prior written consent of Lender, which consent will not be unreasonably withheld provided that (i) Lender is named insured on such insurance, (ii) Lender receives complete copies of all policies evidencing such insurance, and (iii) such insurance complies with all of the applicable requirements set forth herein.

Section 6.1.2 Casualty and Application of Proceeds.

(a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

(i) Prior to the occurrence of an Event of Default, in the event of a Casualty with respect to the Property that is less than $100,000 in the aggregate, Borrower may settle and adjust any claim without the consent of Lender and retain the proceeds thereof provided that within twenty (20) days following the settlement, Borrower delivers to Lender written notice of the settlement, together with a memorandum summarizing the relevant and material terms of the settlement.

(ii) Lender shall be authorized to, in its sole and absolute discretion but without any obligation to do so, settle and adjust any claim or proceeding in the event of a Casualty with respect to the Property that is equal to or in excess of $100,000, or regardless of amount following the occurrence and during the continuance of an Event of Default, in either case, without any obligation to consult with Borrower in connection therewith. It shall be an Event of Default hereunder if any such claim is settled or compromised on terms that are not approved by Lender in writing (such approval not to be unreasonably withheld or delayed). The expenses incurred by Lender in the adjustment and collection of Insurance Proceeds shall become part of the Debt and be secured by the Loan Documents and shall be reimbursed by Borrower upon demand. In the event of a Casualty with respect to the Property in excess of $100,000 if each of the following is true at all times: (A) the Insurance Proceeds, together with any funds deposited with Lender by Borrower, are sufficient to pay for the Restoration as determined by Lender; (B) after such Restoration, the Property will adequately secure the outstanding balance of the Loan; (C) no Default or Event of Default exists; (D) less than one percent (1%) of the total floor area of the income producing Improvements has been substantially damaged, destroyed, or rendered unusable as a result of the Casualty; (E) Lender shall be satisfied that the Restoration will be completed on or before the earlier of (i) six (6) months prior to the Maturity Date, or (ii) twelve (12) months after the occurrence of the Casualty; (F) the Property and the use thereof after the Restoration will be in compliance with and permitted under all applicable Legal Requirements; (G) Guarantors provide Lender with a completion guaranty covering such Restoration on terms and conditions acceptable to Lender; (H) the Casualty does not result in the loss of access to the Property or the Improvements located thereon in any material respect, and (I) Borrower complies with any other reasonable conditions imposed by Lender, then, the Insurance Proceeds shall be deposited with Lender and after reimbursement of any expenses incurred by Lender, such Insurance Proceeds shall be maintained and applied to pay for the cost of restoring, repairing, replacing or rebuilding the Property or part thereof subject to the Casualty (“Restoration”), in the manner set forth herein. The Borrower hereby covenants and agrees to commence and diligently prosecute such Restoration; provided that: (A)

Borrower shall pay all costs (and if required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the net Insurance Proceeds made available pursuant to the terms hereof; (B) the Restoration shall be done in compliance with all applicable Legal Requirements; (C) Borrower shall commence the Restoration as soon as reasonably practicable (but in no event later than thirty (30) days after settlement with the applicable insurance carrier regarding the Insurance Proceeds arising from the Casualty) and shall diligently pursue the same to satisfactory completion; (D) the Restoration shall be done and completed by Borrower in an expeditious and diligent fashion and in compliance with all applicable Legal Requirements, including any applicable Environmental Laws; and (E) Lender shall have received evidence satisfactory to Lender that, during the period of the Restoration, the sum of (x) income derived from the Property, as reasonably determined by Lender, plus (y) proceeds of rent loss insurance or business interruption insurance, if any, to be paid, plus (z) any excess funds deposited by Borrower, will equal or exceed the sum of (1) expenses in connection with the operation of the Property, (2) the required payments of principal and interest on the Loan, and (3) the other payments required pursuant to this Agreement or the Loan Documents.

(b) Except as provided above in Section 6.1.2(a), the Insurance Proceeds collected upon any Casualty shall be deposited with Lender and at Lender’s option (in its sole discretion), be applied to the payment of the Debt after reimbursement of any expenses incurred by Lender or, if Lender so elects (without any obligation to do so), after reimbursement of any expenses incurred by Lender, Lender or Servicer shall hold such amount and such proceeds shall be maintained and applied in accordance with the Loan Documents to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without any Yield Maintenance Amount except if an Event of Default has occurred. Any such application to the Debt shall be at Lender’s sole discretion, except as specifically provided herein to the contrary, and shall be applied to those payments of principal and interest (including the Additional Fee) last due under the Note or as otherwise determined by Lender and shall not postpone or reduce any payments otherwise required pursuant to the Note and the other Loan Documents or otherwise determined by Lender.

(c) In the event Borrower is entitled to reimbursement out of Insurance Proceeds held by Lender, such Insurance Proceeds shall be disbursed from the Lender from time to time (but not more than once per month) upon Lender being furnished with: (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration; (ii) evidence satisfactory that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Insurance Company; (iii) sufficient funds, or at Lender’s option, assurances satisfactory to Lender that such funds are available, in addition to the Insurance Proceeds, to complete the proposed Restoration; (iv) such architect’s certificates, waivers of Lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and (v) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of any work.

(d) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and, if required by Lender, by an independent consulting engineer selected by Lender. Lender shall have the use of the plans and specifications and all permits, Licenses and approvals required or obtained in connection with the Restoration. The identity of the general contractor engaged in the Restoration, as well as the general contract under which it has been engaged, shall be subject to prior review and acceptance by Lender. All costs and expenses incurred by Lender in connection with making the Insurance Proceeds available for the Restoration, including reasonable counsel fees and disbursements, shall be deducted by Lender from such Insurance Proceeds.

(e) In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than Insurance Proceeds shall be disbursed prior to disbursement of such Insurance Proceeds; and at all times, the undisbursed balance of such Insurance Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus which may remain out of Insurance Proceeds after payment of such costs of Restoration shall be applied to the Loan in such order and manner as Lender may elect.

Section 6.1.3 Condemnation.

(a) Borrower shall promptly give Lender written notice of the actual or threatened commencement of any condemnation or eminent domain proceeding against the Property or any part thereof or the Improvements or any part thereof (a “Condemnation”) and shall deliver to Lender copies of any and all papers served by or on or received by any of the Borrower Parties in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether a sufficient Award is available, shall promptly proceed to restore, repair, replace or rebuild the Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with all Legal Requirements; provided, however, that Borrower shall not be required to repair, replace or restore any equipment or personal property located on the Property or rebuild any portion of the Improvements that is intended to be demolished pursuant to the renovation plan approved by Lender; provided, however, that in all events Borrower shall be required to repair, replace or rebuild the exterior walls of the existing Improvements and any other structural components that were not intended to be demolished, to the same or better condition existing as of the date hereof and, provided further, that in no event shall Borrower be entitled or permitted to reduce the gross or usable square footage of the Improvements as of the date hereof.

(b) Lender is hereby irrevocably appointed as Borrower’s attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment (“Award”) for any taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. Notwithstanding any taking in connection with a Condemnation by any public or quasi-public authority (including any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority, but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.

(c) The proceeds of any Award collected upon any Condemnation shall be deposited directly with Lender pursuant to Section 6.1.3(b) and at Lender’s option (in its sole discretion), shall be applied to the payment of the Debt (after reimbursement of any expenses incurred by Lender) or, if Lender so elects (without any obligation to do so), (after reimbursement of any expenses incurred by Lender), Lender or Servicer shall hold such amount and such proceeds shall be maintained and applied in accordance with the Loan Documents to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without any Yield Maintenance Amount so long as no Default or Event of Default then exists. Any such application to the Debt shall be at Lender’s sole discretion and shall be applied to those payments of principal and interest (including the Additional Fee) last due under the Note or as otherwise determined by Lender and shall not postpone or reduce any payments otherwise required pursuant to the Note and the other Loan Documents. If the Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the outstanding balance of the Debt.

(d) In the event Borrower is entitled to reimbursement out of the Condemnation Proceeds held by Lender, such Condemnation Proceeds shall be disbursed from Lender from time to time (but not more than once per month) upon Lender being furnished with: (i) evidence satisfactory to Lender of the estimated cost of completion of the Restoration; (ii) evidence satisfactory that (A) all materials installed and work and labor performed (except to the extent that they are to be paid for out of the requested disbursement) have been paid for in full, and (B) there exist no notices of pendency, stop orders, mechanic’s or materialman’s liens or notices of intention to file same, or any other Liens or encumbrances of any nature whatsoever on the Property, arising out of the Restoration which have not either been fully bonded to the satisfaction of Lender and discharged of record or in the alternative fully insured to the satisfaction of Lender by the Title Insurance Company; (iii) sufficient funds, or at Lender’s option, assurances satisfactory to Lender that such funds are available, in addition to the Condemnation Proceeds, to complete the proposed Restoration; (iv) such architect’s certificates, waivers of Lien, contractor’s sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve; and (v) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of any work.

(e) All plans and specifications required in connection with the Restoration shall be subject to prior review and acceptance in all respects by Lender and, if required by Lender, by an independent consulting engineer selected by Lender. Lender shall have the use of the plans and specifications and all permits, Licenses and approvals required or obtained in connection with the Restoration. The identity of the general contractor engaged in the Restoration, as well as the general contract under which it has been engaged, shall be subject to prior review and acceptance by Lender. All costs and expenses incurred by Lender in connection with making the Condemnation Proceeds available for the Restoration, including reasonable counsel fees and disbursements, shall be deducted by Lender from such Condemnation Proceeds.

(f) In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than Condemnation Proceeds shall be disbursed prior to disbursement of such Condemnation Proceeds; and at all times, the undisbursed balance of such Condemnation Proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all Liens or claims for Lien. Any surplus, which may remain out of the Condemnation Proceeds after payment of such costs of Restoration, shall be applied to the Loan in such order and manner as Lender may elect.

Section 6.2 Tax and Insurance Escrows. In the event Lender determines that Borrower has insufficient funds to pay Taxes and Insurance Premiums due prior to the Maturity Date, Borrower shall pay to Lender on each Payment Date (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies for the succeeding annual period upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (all amounts in clauses (a) and (b) above hereinafter called the “Tax and Insurance Escrow Fund”). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender in immediately available funds. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Section 5.4 and under the other Loan Documents provided no Event of Default has occurred and is continuing. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax Lien or title or claim thereof. Borrower shall arrange for any such bills, statements or estimates to be delivered to Lender at least fifteen (15) Business Days prior to the date any such payment is due. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.4, Lender shall, in its sole discretion, return any excess to Borrower or, at Lender’s option, credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower, or at Lender’s option, may be deducted from the Loan payoff amount. In allocating such excess, Lender may deal with the Person shown on the records of Lender to be the owner of the Property. If at any time Lender reasonably determines that the Tax and Insurance Escrow

Fund is not or will not be sufficient to pay the items set forth in clauses (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least thirty (30) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be.

VII. DEFAULTS

Section 7.1 Event of Default.

(a) Each of the following shall constitute an event of default hereunder (an “Event of Default”):

(i) if (A) any payment of principal or interest due pursuant to the Note, this Agreement or any of the other Loan Documents, including the payment due on the Maturity Date, is not paid on or prior to the date the same is due or (B) any other portion of the Debt, which by the terms of the Loan Documents becomes due and payable, is not paid within five (5) days after payment of same is demanded by Lender;

(ii) any of the Taxes or Other Charges (other than any of the same payable on a Payment Date) are not paid on or before the tenth (10th) day after the same are due and payable except to the extent sums sufficient to pay such Taxes and Other Charges have been deposited with Lender in accordance with terms of this Agreement and Lender fails to pay same;

(iii) the Policies are not kept in full force and effect, or certified copies of the Policies are not delivered to Lender within twenty (20) days of request by Lender;

(iv) a Transfer of the Property or any part thereof or any interest therein (other than a Transfer specifically authorized and permitted by Section 5.22) shall occur without Lender’s prior written consent;

(v) any representation or warranty made by Borrower or any of the Borrower Parties herein or in any other Loan Document, or in any material report, certificate, financial statement or other instrument, agreement or document furnished to Lender by or on behalf of any Borrower Party in connection with the Loan, shall have been false or misleading in any material respect as of the date the representation or warranty was made; provided, however, if such false or misleading representation or warranty is susceptible of being cured within thirty (30) days, the same shall be an Event of Default hereunder only if the same is not cured within a reasonable time not to exceed thirty (30) days after notice from Lender;

(vi) if (a) Borrower or any Borrower Party shall commence any case, proceeding or other action (1) under any existing or future Bankruptcy Laws, or (2) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for Borrower or any Borrower Party or for all or any substantial part of the assets of Borrower or any Borrower Party, or Borrower or any Borrower Party shall make a general assignment for the benefit of creditors; or (b) there shall be commenced against Borrower or any Borrower Party any case, proceeding or other action of a nature referred to in clause (a) above which (1) results in the entry of an order for relief or any such adjudication or appointment or (2) remains undismissed, undischarged or unbonded for a period of sixty

(60) days; or (c) there shall be commenced against Borrower or any Borrower Party any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of any order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof; or (d) Borrower or any Borrower Party shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (a), (b), or (c), above, irrespective of whether any time period stated therein for which such act shall be required to continue in order to constitute an Event of Default shall have then expired; or (e) Borrower or any Borrower Party shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due;

(vii) if Borrower shall be in default beyond any applicable notice and cure period under any other permitted mortgage, deed of trust or security agreement covering any part of the Property whether it be superior or junior in Lien to the Security Instrument and whether it be permitted under the Loan Documents or if Borrower shall be in default of any other Indebtedness, secured or unsecured, owed by Borrower to any Person; provided, however, the foregoing shall not be deemed to permit Borrower to incur any other Indebtedness unless expressly permitted by the Loan Documents;

(viii) intentionally omitted;

(ix) subject to Borrower’s right to contest in Section 5.4, if the Property becomes subject to any mechanic’s or materialman’s lien or other Lien except a Lien for Taxes not then due and payable and the Lien shall remain undischarged of record (by payment, bonding or otherwise) for a period of thirty (30) days;

(x) except as permitted in this Agreement, the alteration, improvement, demolition or removal of any of the Improvements without the prior consent of Lender;

(xi) any amounts disbursed under the Loan Documents are applied or used for purposes other than those approved by Lender in writing or permitted under the Loan Documents;

(xii) intentionally omitted;

(xiii) if any term, covenant or provision of any of the other Loan Documents specifies a cure period for any breach thereof, if Borrower or any other Borrower Party shall continue to be in default under such term, covenant, or provision of any of the Loan Documents (including this Agreement), beyond such applicable cure periods contained herein or in those documents, or if no cure period is provided by this Agreement or the other Loan Documents, any other default hereunder or thereunder, which default is not cured (a) in the case of any default which can be cured by the payment of a sum of money, within ten (10) days after written notice from Lender to Borrower or such other Borrower Party, or (b) in the case of any default which cannot be cured by the payment of a sum of money, within thirty (30) days after written notice from Lender to Borrower or such other Borrower Party; provided, however, if such default is reasonably susceptible of cure, but not within such thirty (30) day period, then Borrower or such other Borrower Party may be permitted up to an additional sixty (60) days (for a total of ninety (90) days) to cure such default provided that Borrower or such other Borrower Party diligently and continuously pursues such cure;

(xiv) any violation, breach or default by Borrower under Sections 4.1(r), 5.3, 5.23, 5.34 or 5.35;

(xv) if Borrower violates or does not comply with any of the provisions of Section 4.1(s) or if any managing member or manager or any SPE Member of Borrower violates or does not comply with any of the provisions of Section 4.1(s);

(xvi) the prohibition, enjoining or interruption of Borrower’s right to occupy, use or lease the Property for a continuous period of more than thirty (30) days;

(xvii)(a) the condemnation, seizure or appropriation of, or occurrence of an uninsured Casualty with respect to any material portion of the Property; or (b) the sequestration or attachment of, or any levy or execution upon the Property, any other collateral provided by Borrower under any of the Loan Documents, or any substantial portion of the other assets of Borrower, which sequestration, attachment, levy or execution is not released, expunged or dismissed prior to the earlier of sixty (60) days or the sale of the assets affected thereby;

(xviii) the failure at any time of the Security Instrument to be a valid first lien upon the Property encumbered by the Security Instrument or any portion thereof, other than as a result of any release or reconveyance of the Security Instrument with respect to all or any portion of the Property pursuant to the terms and conditions of this Agreement;

(xix) the discovery of any significant Hazardous Substances in, on or about the Property subsequent to the Closing Date. Any such Hazardous Substances shall be “significant” for this purpose if the presence of said Hazardous Substances, in Lender’s sole discretion, has a Material Adverse Effect on the value of the Property, provided, however, that the discovery of any such significant Hazardous Substance shall not be an Event of Default if it is susceptible to full remediation and provided, further that, Borrower promptly after such discovery commences appropriate remedial measures and diligently and continuously prosecutes such remedial measures to completion;

(xx) any Borrower Party or Affiliate of any Borrower Party shall interfere with any right to cure granted to Lender in any of the Loan Documents;

(xxi) intentionally omitted;

(xxii) intentionally omitted;

(xxiii) the occurrence of any Recourse Event without regard to any grace, notice or cure period, if any, provided in the Guaranty of Recourse Obligations;

(xxiv) if an event occurs which, under the terms of this Agreement or any other Loan Document, is deemed to be or constitutes an “Event of Default” hereunder or under such other Loan Document.

Section 7.2 Remedies.

(a) Upon the occurrence of any Event of Default, Lender may take such action, without notice, demand presentment, protest or other requirements of any kind (all of which are expressly waived by Borrower), as Lender deems advisable to protect and enforce its rights and remedies against Borrower or any of them and/or any Borrower Party and in and to the Property or any part thereof, including the following actions, each of which may be pursued concurrently or otherwise, at such time and in such order as Lender may determine, in its sole discretion, without impairing or otherwise affecting the other rights and remedies of Lender:

(i) declare the entire Debt to be immediately due and payable; provided, however, if any Event of Default as described in Section 7.1(a)(vi) shall occur, the entire unpaid Debt shall be automatically due and payable without any further notice, demand or other action by Lender;

(ii) institute proceedings, judicial or otherwise, or take any other action, for the enforcement of Lender’s rights under the Loan Documents or at law or in equity, including, without limitation, exercise any of the rights or remedies specified in Article X of the Security Instrument or any other provision of the Security Instrument;

(iii) apply any sums then deposited with Lender or with any Servicer or other third party under the control of Lender and any other sums held in escrow or otherwise by Lender, in accordance with the terms of the Loan Documents to the payment of the Debt in such order of payment as Lender shall elect;

(iv) pursue such other rights and remedies as may be available at law (including all those granted to a secured party upon default under the Uniform Commercial Code), or in equity, including the right to receive and/or establish a lockbox for any Rents, proceeds from the Intangibles (as defined in the Security Instrument) and any other receivables or rights to payments of Borrower relating to the Property;

(v) if and to the extent permitted by applicable law and with or without actual or threatened waste to the Property, Lender shall, at Lender’s sole, absolute and unfettered option and discretion, be entitled, and is hereby expressly and irrevocably authorized, upon application to a court of competent jurisdiction, without notice to Borrower, or any other party (any and all such notice being waived hereby) and without regard to the adequacy of any security for the Debt or the solvency of Borrower or any other party liable for payment of the Debt, to appoint a receiver(s), on an emergency basis or otherwise (and if allowed by applicable law, on an ex parte basis), to take possession of and to operate the Property or any portion thereof. Borrower irrevocably waives all notice of and defenses and objections to the appointment of such receiver. Borrower further irrevocably agrees that the occurrence of any Event of Default per se would create an emergency and the necessity for immediate actions;

(vi) pursue any other right or remedy allowed by any Loan Document or applicable law;

(vii) institute an action, suit or proceeding in equity for the specific performance of any covenant, condition or agreement contained in the Loan Documents;

(viii) recover judgment on the Note either before, during or after any proceedings for the enforcement of the Loan Documents;

(ix) pay, perform or cause the performance of (provided that Lender shall have no obligation to do so) any covenant or obligation under the Loan Documents, including completing the construction of any Improvements on the Property; and

(x) exercise all or any one or more of the rights, powers and other remedies available to Lender against any Borrower Party under the Loan Documents, at law or in equity, at any time and from time to time, whether or not all or any portion of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceedings or other action for the enforcement of its rights and remedies under any of the Loan Documents and with respect to the Property, including exercising all or any one or more of the rights, powers and remedies available to Lender under the Guaranty of Recourse Obligations.

(b) Upon the occurrence and during the continuance of an Event of Default, interest on the outstanding principal balance of the Loan and, to the extent permitted by law, overdue interest and other amounts due in respect of the Loan, shall accrue at the Default Rate, calculated from the date such payment was due without regard to any notice, grace or cure periods contained herein. Interest at the Default Rate shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion thereof that is then due). To the extent permitted by applicable law, interest at the Default Rate shall be added to the Debt, shall itself accrue interest at the same rate as the Loan and shall be secured by the Security Instrument and the other Loan Documents. This paragraph shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default; the acceptance of any payment by Lender shall not be deemed to cure or constitute a waiver of any Event of Default; and Lender retains its rights under this Agreement and the other Loan Documents to accelerate and to continue to demand payment of the Debt upon the happening of any Event of Default, despite any payments made to Lender after the occurrence of such Event of Default.

(c) Lender may resort to any remedies and the security given by any of the Loan Documents in whole or in part, and in such portions and in such order as determined by Lender in its sole discretion. No such action shall in any way be considered a waiver of any rights, benefits or remedies evidenced or provided by the Note, the Security Instrument or any of the other Loan Documents. The failure of Lender to exercise any right, remedy or option provided in any of the Loan Documents shall not be deemed a waiver, modification, amendment or estoppel of such right, remedy or option or of any covenant or obligation evidenced or secured by the Note, the Security Instrument or the other Loan Documents. No acceptance by Lender of any payment after the occurrence of any Event of Default and no payment by Lender of any obligation for which Borrower is liable hereunder shall be deemed to waive or cure any Event of Default, or Borrower’s liability to pay such obligation. No sale of all or any portion of the Property, no forbearance on the part of Lender, and no extension of time for the payment of the whole or any portion of the Debt or any other indulgence given by Lender to Borrower, shall operate to release or in any manner affect the interest of Lender in the remaining Property or the liability of Borrower to pay the Debt. No waiver by Lender shall be effective unless it is in writing signed by Lender and then only to the extent specifically stated.

(d) With respect to Borrower and the Property, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to the Property or any portion thereof for the satisfaction of any of the Debt, and Lender may seek satisfaction out of the Property or any part thereof or decline to do so, in Lender’s sole and absolute discretion. In addition, Lender shall have the right from time to time to partially foreclose the Security Instrument in any manner and for any amounts secured by the Security Instrument then due and payable as determined by Lender in Lender’s sole and absolute sole discretion including, without limitation, the following circumstances: (i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose the Security Instrument to recover such delinquent payments, or (ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose the Security Instrument to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by the Security Instrument as Lender may elect. Notwithstanding one or more partial foreclosures, the Property shall remain subject to the Security Instrument to secure payment of sums secured by the Security Instrument and not previously recovered.

(e) Additionally, upon the occurrence of any Event of Default or if any Borrower Party fails to make any payment or to do any act as required in any of the Loan Documents, Lender may, but without any obligation to do so and without notice to or demand on any Borrower Party and without releasing any Borrower Party from any obligation under the Loan Documents, make or do the same in such manner and to such extent as Lender may deem necessary to protect the security hereof. Lender is authorized to enter upon the Property on one or more occasions for such purposes or appear in, defend, or bring any action or proceeding to protect its interest in the Property or to foreclose the Loan Documents or collect the Debt, and the cost and expense thereof (including reasonable attorneys’ fees and disbursements to the extent permitted by law), with interest at the Default Rate (as defined in the Note) for the period after notice from Lender that such cost or expense was incurred to the date of payment to Lender, shall constitute a portion of the Debt, shall be secured by the Loan Documents and shall be due and payable to Lender upon demand.

(f) No delay or omission to exercise any remedy, right or power accruing upon an Event of Default, or the granting of any indulgence or compromise by Lender shall impair any such remedy, right or power hereunder or be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default shall not be construed to be a waiver of any subsequent Default or Event of Default or to impair any remedy, right or power of Lender. Notwithstanding any other provision of this Agreement, Lender reserves the right to seek a deficiency judgment or preserve a deficiency claim in connection with the foreclosure of the Security Instrument to the extent necessary to foreclose on all or any portion of the Property, any Rents or any other collateral.

Section 7.3 Right of Entry. In addition to any other rights or remedies granted under this Agreement, upon the occurrence and continuance of an Event of Default, Lender and its agents shall have the right to enter and inspect the Property at any reasonable time during the term of the Loan. The cost of such inspections or audits, including the cost of all follow up or additional investigations or inquiries deemed reasonably necessary by Lender, shall be borne by Borrower. The cost of such inspections, if not paid for by Borrower following demand, may, at Lender’s option, be added to the principal balance of the sums due under the Note and shall bear interest thereafter until paid at the Default Rate.

Section 7.4 Costs of Enforcement. In the event of the (i) exercise of any remedy by Lender under this Agreement or the other Loan Documents or following the occurrence of an Event of Default, (ii) foreclosure of any deed of trust or mortgage which is prior to or subsequent to the Security Instrument in which proceeding Lender is made a party, (iii) bankruptcy, insolvency, reorganization, rehabilitation, liquidation or other similar proceeding in respect of any Borrower Party or an assignment by any Borrower Party for the benefit of its creditors, (iv) enforcement of any obligations of or collection of any payments due from any Borrower Party under this Agreement, the other Loan Documents or with respect to the Property, or (v) incurring of any costs or expenses by Lender in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out”, then Borrower, its successors or assigns, shall pay to Lender on demand any and all expenses, including legal expenses and attorneys’ fees, incurred or paid by Lender in connection therewith or in protecting Lender’s interest in the Property or in collecting any amount payable hereunder or in enforcing Lender’s rights hereunder with respect to the Property, whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such expenses are paid by Borrower; provided, however, that Borrower shall not be liable for the payment of any such costs and expenses to the extent the same arise by reason of the gross negligence or willful misconduct of Lender.

Section 7.5 Violation of Legal Requirements. If the Property is not in compliance in all material respects with one, some or all of the Legal Requirements, Lender may impose additional requirements upon the Borrower in connection therewith including, without limitation, monetary reserves or financial equivalents.

Section 7.6 Remedies Cumulative. The rights, powers and remedies of Lender under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower or any of the Borrower Parties pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender’s rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender’s sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon. Any and all amounts collected or retained by Lender after an Event of Default has occurred, including interest at the Default Rate, late charges or any escrowed amount, may be applied by Lender to payment of the Debt in any order or priority that Lender in its sole discretion may elect.

Section 7.7 No Waiver. No Borrower Party shall be relieved or released from their respective Obligations by reason of (i) the failure of Lender to comply with any request of any Borrower Party to take any action to enforce any of the provisions of the Loan Documents, (ii) the release, regardless of consideration, of the whole or any part of the Property, or of any Person liable for the Debt or any portion thereof, or (iii) any agreement or stipulation by Lender extending the time of payment or otherwise modifying or supplementing the terms of the Loan Documents (except as set forth therein). Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to recover against the Property under the Loan Documents. The rights of Lender under each of the Loan Documents shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of Lender shall be construed as an election to proceed under any one provision of any Loan Document to the exclusion of any other provision. Lender shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every right and remedy now or hereafter afforded at law or in equity. Borrower agrees that if an Event of Default is continuing (i) to the maximum extent allowed by law, Lender is not subject to any “one action” or “election of remedies” law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of Lender’s remedies against the Property and the Security Instrument has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

VIII. INTENTIONALLY OMITTED.

IX. EXCULPATION.

Section 9.1 Non-Recourse Provisions.

(a) Subject to the qualifications below in this Section 9.1, and the provisions of Sections 9.2, 9.3 and 9.4, below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in the Note, this Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or the partners or members of Borrower, except that Lender may bring any foreclosure action, action for specific performance, UCC auction or sale (public or private) or any other appropriate action or proceeding to enable Lender to enforce and realize upon Lender’s interest under the Note, this Agreement, the Security Instrument and the other Loan Documents, or in the Property or any portion thereof, the Rents or any other collateral given to Lender pursuant to the Loan Documents and to exercise Lender’s rights and remedies under the Guaranty of Recourse Obligations and under the Environmental Indemnity to the full extent provided therein without in any way being restricted, limited or impaired by any provision or term contained in this Article IX; provided, however, that, except as specifically provided in Sections 9.2 and 9.3, below, any judgment in any such action or proceeding shall be enforceable against Borrower and/or Borrower’s members and/or partners only to the extent of Borrower’s and/or Borrower’s partners’ and/or members’ interest in the Property or any portion thereof, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Security Instrument and the other Loan Documents, agrees, unless deemed necessary by Lender to preserve potential liability of any Person for a Recourse Event, that Lender shall not sue for, seek or demand any deficiency judgment against Borrower or any other Person in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Security Instrument or the other Loan Documents.

(b) The provisions of this Article IX shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name the Borrower or any other Person as a party defendant in any action or suit for foreclosure and sale under the Security Instrument provided no money judgment is sought against them (except as otherwise provided in this Article IX); (iii) affect the validity or enforceability of any guaranty, including without limitation, the Guaranty of Recourse Obligations or the Environmental Indemnity each of which was executed and delivered in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of the Assignments of Leases; (vi) prevent the Lender from seeking and obtaining a deficiency judgment against Borrower or any other Person potentially liable therefor or taking any other action or seeking and obtaining any other judgment or remedy against Borrower or any other Person in order to (A) fully realize on the security granted by the Security Instrument or any other Loan Document or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property or any portion thereof, or (B) preserve Lender’s claims or causes of action or right to proceed under or recover the full amounts guaranteed under the Guaranty of Recourse Obligations; (vii) prohibit Lender from taking any action to perfect the Liens and security interests granted or created under or pursuant to the Loan Documents in the Property or other collateral; or (viii) prohibit Lender from taking any action (including seeking a money judgment) to enforce the personal liability of Borrower or any other Person to the extent set forth in Sections 9.2, 9.3 and 9.4.

Section 9.2 Partial Recourse. Notwithstanding any provision of this Agreement to the contrary and in addition to the rights of Lender set forth in Section 9.3, below, (and not in limitation thereof), the provisions of this Article IX shall not constitute a waiver or any limitation in any manner whatsoever of the right of Lender to enforce the liability and/or obligation of Borrower or any other Person liable for the Obligations (including any Guarantor), by money judgment, specific performance or otherwise, to the extent of any Losses incurred by Lender arising out of or attributable to or relating to any of the following (collectively, the “Partial Recourse Events” and individually, a “Partial Recourse Event”): (i) the gross negligence or willful misconduct of Borrower, any other Borrower Party, or any of the agents, members, managers, officers or employees of any of the foregoing Persons with respect to the Property, (ii) the voluntary waste or willful destruction of the Property or any portion thereof, including the intentional removal of any portion of the Property in violation of the Loan Documents; (iii) the failure to discharge or bond off any Liens against the Property or any portion thereof as a result of the failure to pay charges for labor or material; (iv) a failure by Borrower to pay Taxes or Other Charges in accordance with Section 5.4, above; (v) any violation, breach or failure to comply with Section 10.7, below; (vi) the intentional misappropriation, misapplication, conversion or application in violation of the Loan Documents by Borrower or any Borrower Party (which shall include any use of Loan proceeds other than as specified in the Certificate of Sources and Uses) of (a) any Insurance Proceeds, (b) any Awards, Condemnation Proceeds or other amounts payable in connection with the Condemnation of all or a portion of the Property or any portion thereof, or (c) any Rents and/or Security Deposits received or collected by any Borrower Party or any Affiliate of Borrower Party and not applied in accordance with the Loan Documents; (vii) failure to maintain the insurance coverages required by Section 6.1 or any failure of Borrower to pay any deductible under any insurance policy after a loss covered by such policy; (viii) any material amendment or modification of any of the Organizational Documents of Borrower or any of the other Borrower Parties or of any Material Agreement shall occur without the prior written consent of Lender; (ix) Borrower or any of the Borrower Parties in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents or directly or indirectly contests or intentionally hinders, delays or obstructs the pursuit of any rights or remedies by Lender (including the commencement and/or prosecution of a foreclosure action, judicial or non-judicial, the appointment of a receiver for the Property or any portion thereof or any enforcement of the terms of the Assignment of Leases) after an Event of Default; provided, however, that this clause (ix) shall not apply to any particular Borrower Party or otherwise pertain to any action of any Borrower Party which solely contends and alleges only that as a factual matter all of the Borrower Parties are in fact in compliance with all Obligations under the Loan Documents and that no Event of Default has occurred and is continuing; (x) any Borrower Party, or any Affiliate of any Borrower Party, shall seek a jury trial in any action or proceeding against Lender, whether arising under the Loan Documents or otherwise; (xi) any Borrower Party, or any Affiliate of any Borrower Party, shall make a counterclaim against Lender, Servicer or their Affiliates in violation of Section 11.1, hereinbelow, in any action or proceeding, whether arising under the Loan Documents or otherwise; (xii) Borrower shall intentionally violate, breach or fail to comply with any material provision of Section 5.3(a), hereinabove, and, if such violation, breach or failure is susceptible to cure and there is any grace period or any notice and cure right applicable to any such violation, breach or failure, such violation, breach or failure is not cured within any such applicable grace or cure period, or, if there is no applicable grace or cure period, within twenty (20) days after written notice from Lender; or (xiii) Borrower shall intentionally violate, breach or fail to comply with any material provision of Section 5.1, hereinabove, and, if such violation, breach or failure is susceptible to cure and there is any grace period or any notice and cure right applicable to any such violation, breach or failure, such violation, breach or failure is not cured within any such applicable grace or cure period, or, if there is no applicable grace or cure period, within twenty (20) days after notice from Lender.

Section 9.3 Full Recourse. In addition to the rights of Lender set forth in Section 9.2, hereinabove (and not in limitation thereof), the Debt shall be fully recourse to Borrower jointly and severally, and the provisions of Section 9.1(a), hereinabove, shall be wholly inapplicable ab initio, and Borrower shall be fully personally liable for all of the Debt upon the occurrence of any of the following (collectively, the “Full Recourse Events”, and individually, a “Full Recourse Event”): (i) any fraud or intentional material misrepresentation or statement by Borrower or any Borrower Party in connection with the Loan which has a Material Adverse Effect on the value of the Property or any part thereof or any other collateral for the Loan whether made prior to or after the Closing Date; (ii) any of the events described in Section 7.1(a)(vi), hereinabove, shall occur; (iii) any voluntary action by Borrower or any Borrower Party which results in a violation, breach or failure to comply with Sections 5.21, hereinabove; (iv) Borrower or any Borrower Party incurs any Indebtedness in violation of any provisions contained in the Loan Documents and such violation is not cured within twenty (20) days after such party’s receipt of notice from Lender; or (v) Borrower or any other Borrower Party’s violation, breach of, or failure to comply with the provisions of Section 4.1(s) hereinabove and such violation is not cured within thirty (30) days after such party’s receipt of notice from Lender.

Notwithstanding anything set forth in Article IX to the contrary, nothing contained in this Article IX shall alter or limit the liability of any Person under any other environmental indemnity agreement, guaranty agreement or any other agreement given by such other Person to Lender, including, without limitation, the Guaranty of Recourse Obligations, and the Environmental Indemnity Agreement.

Section 9.4 Guarantor Bankruptcy. Notwithstanding anything to the contrary in this Agreement, (a) a voluntary bankruptcy filing by any Guarantor which is an individual will not result in the personal liability of any other Guarantor, and (b) a voluntary bankruptcy filing by not more than one (1) Guarantor shall not constitute an Event of Default hereunder provided that (i) the remaining Guarantors in the aggregate maintain both Net Liquid Assets of no less than $1,000,000 and a Tangible Net Worth of no less than $30,000,000, as determined by Lender in accordance with its customary practices, or (ii) Borrower replaces such Guarantor with a Person acceptable to Lender in its sole discretion; provided the Loan is not otherwise in Default and remains in full force and effect.

Section 9.5 No Waiver. Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents (including the provisions of this Article IX) Lender shall not be deemed to have waived any right which Lender may have under Sections 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents.

X. INDEMNIFICATION.

Section 10.1 General Indemnification. In addition to any other indemnifications provided herein or in the other Loan Documents, Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses imposed upon or incurred by or asserted against any Indemnified Parties and directly or indirectly arising out of or in any way relating to any one or more of the following: (a) any accident, injury to or death of persons or loss of or damage to property occurring in, on or about the Property or any part thereof or on the adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (b) any use, nonuse or condition in, on or about the Property or any part thereof or on adjoining sidewalks, curbs, adjacent property or adjacent parking areas, streets or ways; (c) performance of any labor or services or the furnishing of any materials or other property in respect of the Property or any part thereof; (d) any failure of the Property to be in compliance with any Legal Requirements; (e) any failure of the Property to comply with any Access Laws; (f) any representation or warranty made in any of the Loan Documents being false or misleading in any material respect as of the date such representation or warranty was made including, without limitation, with respect to the use or intended use of the proceeds of the Loan; (g) any claim by brokers, finders or similar Persons claiming to be entitled to a commission in connection with the Loan (other than one claiming to have dealt exclusively with Lender) or any Lease or other transaction involving the Property or any part thereof;

and (h) the claims of any Tenant (except any claims of Tenants first accruing after the date Lender or Lender’s Affiliate takes title to the Property; provided, however, that Borrower shall not have any obligation to Lender hereunder to the extent that such Losses arise from the gross negligence or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that Borrower is permitted to pay and satisfy under applicable law and this indemnification provision shall be enforced to the maximum extent allowed by law. Any amounts payable to Lender by reason of the application of this Section 10.1 shall be secured by the Loan Documents and shall become immediately due and payable and shall bear interest at the Default Rate from the date of demand until paid. The obligations and liabilities of Borrower under this Section 10.1 shall survive termination, satisfaction, or assignment of this Agreement, the repayment of the Debt and the exercise by Lender of any of its rights or remedies hereunder, including the acquisition of the Property by foreclosure or a conveyance in lieu of foreclosure. WITHOUT LIMITATION TO THE FOREGOING, BORROWER HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, DAMAGES, LIABILITIES, CLAIMS, ACTIONS, JUDGMENTS, COURT COSTS AND LEGAL OR OTHER EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS’ FEES AND EXPENSES) WHICH LENDER MAY INCUR AS A DIRECT OR INDIRECT CONSEQUENCE OF: (A) THE GRANTING OF A PLEDGE OR LIEN ON THE PROPERTY OR ANY INTEREST THEREIN OR LENDER’S ENFORCING LENDER’S RIGHTS AND REMEDIES UNDER THE SECURITY INSTRUMENT OR THE OTHER LOAN DOCUMENTS; (B) THE COMPLIANCE OF THE PROPERTY AND EACH PORTION THEREOF WITH LEGAL REQUIREMENT; (C) THE PURPOSE TO WHICH BORROWER APPLIES THE LOAN PROCEEDS; (D) FAILURE OF BORROWER TO PERFORM, OR TO CAUSE ANY OTHER BORROWER PARTY TO PERFORM, ANY OBLIGATIONS AS AND WHEN REQUIRED BY THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; (E) ANY FAILURE AT ANY TIME OF ANY OF BORROWER’S REPRESENTATIONS OR WARRANTIES TO BE TRUE AND CORRECT; OR (F) ANY ACT OR OMISSION BY BORROWER OR ANY BORROWER PARTY, CONSTITUENT PARTNER OR MEMBER OF BORROWER, ANY CONTRACTOR, SUBCONTRACTOR OR MATERIAL SUPPLIER, ENGINEER, ARCHITECT OR OTHER PERSON OR ENTITY WITH RESPECT TO ANY PORTION OF THE PROPERTY. BORROWER SHALL IMMEDIATELY PAY TO LENDER UPON DEMAND ANY AMOUNTS OWING UNDER THIS INDEMNITY, TOGETHER WITH INTEREST FROM THE DATE THE INDEBTEDNESS ARISES UNTIL PAID AT THE RATE OF INTEREST APPLICABLE TO THE PRINCIPAL BALANCE OF THE NOTE. BORROWER’S DUTIES AND OBLIGATIONS TO DEFEND, INDEMNIFY AND HOLD HARMLESS LENDER SHALL SURVIVE CANCELLATION OF THE NOTE AND THE RELEASE, RECONVEYANCE OR PARTIAL RECONVEYANCE OF THE SECURITY INSTRUMENT.

Section 10.2 ERISA Indemnification. Borrower shall, at Borrower’s sole cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Parties from and against any and all Losses (including attorneys’ fees and costs incurred in the investigation, defense, and settlement of Losses incurred in correcting any prohibited transaction or in the sale of a prohibited loan, and in obtaining any individual prohibited transaction exemption under ERISA that may be required, in Lender’s sole discretion) that Lender may incur, directly or indirectly, as a result of a default under Sections 4.1(i), or Section 5.22. The provisions of this Section 10.2 shall survive the expiration and termination of this Agreement and the payment of the Debt.

Section 10.3 Duty to Defend; Attorneys’ Fees and Other Fees and Expenses. Upon written request by any Indemnified Party, Borrower shall defend such Indemnified Party (if requested by any Indemnified Party, in the name of the Indemnified Party) by attorneys and other professionals reasonably approved by the Indemnified Parties. Notwithstanding the foregoing, any of the Indemnified Parties may, in their sole and absolute discretion, engage their own attorneys and other professionals to defend or assist them, and, at the option of Indemnified Parties, their attorneys shall control the resolution of claim or proceeding. Upon demand, Borrower shall pay or, in the sole and absolute discretion of the Indemnified Parties, reimburse, the Indemnified Parties for the payment of the reasonable fees and disbursements of attorneys, engineers, environmental consultants, laboratories and other professionals in connection therewith; provided, however, that all of the Indemnified Parties shall be defended by one firm of attorneys unless Lender in good faith determines that more than one law firm should be retained because of conflicts of interest or potential conflicts of interest.

Section 10.4 Changes in Laws Regarding Taxation. If any law is enacted or adopted or amended after the date of this Agreement which deducts the Debt from the value of the Property for the purpose of taxation or which imposes a tax, either directly or indirectly, on the Debt or Lender’s interest in the Property, Borrower will pay such tax, with interest and penalties thereon, if any. In the event Lender is advised by counsel chosen by Lender that the payment of such tax or interest and penalties by Borrower would be unlawful or taxable to Lender or unenforceable or provide the basis for a defense of usury, then in any such event, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

Section 10.5 No Credits on Account of the Debt. Borrower will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes or Other Charges assessed against the Property, or any part thereof, and no deduction shall otherwise be made or claimed from the assessed value of the Property, or any part thereof, for real estate tax purposes by reason of the Loan Documents or the Debt. In the event such claim, credit or deduction shall be required by law, Lender shall have the option, by written notice of not less than one hundred twenty (120) days, to declare the Debt immediately due and payable.

Section 10.6 Recording of Security Instrument. Borrower forthwith upon the execution and delivery of this Agreement and thereafter, from time to time upon five (5) days notice from Lender, will cause the Security Instrument, and any other Loan Document creating a Lien or security interest or evidencing the Lien thereof upon the Property or any part thereof and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by Lender or by any present or future law in order to publish notice of and fully to protect the Lien or security interest thereof upon, and the interest of Lender in, the Property or any part thereof or to correct any error in the legal description of any of the Premises.

Borrower will pay all filing, registration or recording fees, and all expenses incident to the preparation, execution and acknowledgment of the Security Instrument, any mortgages supplemental thereto, any security instruments with respect to the Property or any part thereof, any such other Loan Document and any instrument of further assurance, and all federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of the Security Instrument, any mortgages supplemental thereto, any security instruments with respect to the Property or any part thereof, any such other Loan Document or any instrument of further assurance, except where prohibited by law so to do. Borrower shall hold harmless and indemnify Lender, Servicer, their respective successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of the Security Instrument or any other Loan Document. If at any time any Governmental Authority shall require revenue or other stamps to be affixed to any of the Loan Documents, or impose any other tax or charge on the same, Borrower will pay for the same, with interest and penalties thereon, if any. Borrower hereby absolutely and irrevocably appoints Lender as Borrower’s true and lawful attorney, coupled with an interest, in Borrower’s name and stead to make and execute all documents necessary or desirable to effect the provisions of this Section 10.6 if Borrower fails to do so for five days after demand by Lender. Borrower hereby ratifies all that Borrower’s said attorney(ies) shall do by virtue of such power or authority. Borrower hereby acknowledges and agrees that Borrower shall have no claim or cause of action against Lender arising out of Lender’s execution and/or recordation of any instruments by or on behalf of Borrower pursuant to the foregoing power of attorney.

Section 10.7 Brokers and Financial Advisors. Each of Borrower and Lender hereby represents to the other that, except as previously disclosed in Section 4.1(ee), it has not dealt with any financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement. Borrower hereby agrees to indemnify, defend and hold Lender harmless from and against any and all claims, liabilities, costs and expenses of any kind (including such indemnitee’s attorneys’ fees and expenses) in any way relating to or arising from a claim by any Person that such Person acted on behalf of Borrower in connection with the transactions contemplated herein. The provisions of this Section 10.7 shall survive the expiration and termination of this Agreement and the payment of the Debt.

XI. WAIVERS

Section 11.1 Waiver of Counterclaim. All amounts due under this Agreement or the other Loan Documents shall be payable without setoff, counterclaim or any deduction whatsoever. Borrower and each other Borrower Party hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any action or proceeding brought against it by Lender or its agents, including Servicer, or otherwise offset any obligations to make payments required under the Loan Documents. Any assignee of Lender’s interest in and to the Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which Borrower or any other Borrower Party may otherwise have against any assignor of the Loan Documents, and no such unrelated offset, counterclaim or defense shall be interposed or asserted by Borrower or any other Borrower Party in any action or proceeding brought by any such assignee upon the Loan Documents, and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower and each other Borrower Party. If Borrower is indebted to Lender pursuant to more than one note or pursuant to any subordinate loan documents, (i) the preceding provisions shall apply to any note or other loan documents assigned or transferred by Lender, even if one or more notes are retained by Lender, and (ii) Borrower waives and releases any right to assert any claim, cause of action, offset or defense against Lender with respect to the Loan or the Loan Documents which is any way related to such other note or subordinate loan documents.

Section 11.2 Marshalling and Other Matters. Borrower hereby waives, to the extent permitted by law, the benefit of all appraisement, valuation, stay, extension, reinstatement and redemption laws now or hereafter in force and all rights of marshalling in the event of any sale hereunder of the Property or any part thereof or any interest therein and the pleading of any statute of limitations as a defense to payment of the Debt or performance of the Obligations. Further, Borrower hereby expressly waives any and all rights of redemption from sale under any order or decree of foreclosure of the Security Instrument on behalf of Borrower, and on behalf of each and every Person acquiring any interest in or title to the Property subsequent to the date of this Agreement and on behalf of all Persons to the extent permitted by applicable law. Borrower hereby waives and renounces all homestead and exemption rights provided by the Constitution and the laws of the United States and of any state, in and to the Property as against the collection of the Debt, or any part thereof. The interests and rights of Lender under the Note, the Security Instrument or in any of the other Loan Documents shall not be impaired by any indulgence, including (i) any renewal, extension or modification which Lender may grant with respect to any of the Debt, (ii) any surrender, compromise, release, renewal, extension, exchange or substitution which Lender may grant with respect to the Property or any portion thereof; or (iii) any release or indulgence granted to any maker, endorser, Borrower Party or surety of any of the Debt.

Section 11.3 Waiver of Notice. Borrower shall not be entitled to, and hereby waives the right to receive, any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice.

Section 11.4 Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THE LOAN DOCUMENTS, INCLUDING, WITHOUT LIMITATION, ANY PRESENT OR FUTURE MODIFICATION THEREOF OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES WITH RESPECT TO THE LOAN DOCUMENTS (AS NOW OR HEREAFTER MODIFIED) OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION IS NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF ANY RIGHT THEY MIGHT OTHERWISE HAVE TO TRIAL BY JURY.

XII. MISCELLANEOUS

Section 12.1 Survival. This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant to any of the Loan Documents, including the Certificate of Sources and Uses of Funds and the Payment Direction Letter, shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

Section 12.2 Governing Law.

(A) THIS AGREEMENT WAS NEGOTIATED IN WHOLE OR IN PART IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT TO THIS AGREEMENT WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY LEGAL REQUIREMENTS OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS CHOICE OF GOVERNING LAW IS MADE PURSUANT TO NEW YORK GENERAL OBLIGATION LAW SECTION 5-1401.

(B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, STATE OF NEW YORK, OR AT LENDER’S SOLE OPTION AND ELECTION IN THE STATE WHERE THE PROPERTY IS LOCATED, AND, IN EITHER INSTANCE, BORROWER WAIVES ANY OBJECTIONS WHICH BORROWER MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT CT CORPORATION SYSTEM, 111 EIGHTH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO SUCH BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. A COPY OF SUCH SERVICE OF PROCESS SHALL BE DELIVERED TO: DUPONT FABROS DEVELOPMENT LLC, 1212 NEW YORK AVENUE, SUITE 900, N.W., WASHINGTON, D.C. 20005. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

(C) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER BROUGHT BY BORROWER OR ANY OTHER BORROWER PARTY AGAINST LENDER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF THE LENDER-BORROWER RELATIONSHIP CREATED BY THE LOAN DOCUMENTS (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) WHICH IN ANY EVENT SHALL BE SUBJECT TO THE LIMITATIONS OF SECTION 12.21, MAY ONLY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK AND BORROWER HEREBY WAIVES ANY RIGHT TO BRING ANY CLAIM OR CAUSE OF ACTION IN ANY OTHER JURISDICTION AND HEREBY AGREES NOT TO DO SO.

Section 12.3 Modification; Waiver in Writing. No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of any other Loan Document, nor consent by Lender to any departure by any Borrower Party from the Obligations, shall in any event be effective unless the same shall be in a writing signed by the Person against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on any Borrower Party shall entitle any Borrower Party to any other or future notice or demand in the same, similar or other circumstances.

Section 12.4 Delay Not a Waiver. Neither any failure nor any delay on the part of Lender in insisting upon strict performance or compliance of any term, condition, covenant or agreement, or Lender’s delay in exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

Section 12.5 Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing (including by facsimile) and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by facsimile (with a copy sent contemporaneously by certified or registered United States mail, postage prepaid) answer back acknowledged, addressed as follows:

If to Borrower:	Tarantula Ventures LLC c/o DuPont Fabros Development LLC 1212 New York Avenue, N.W. Suite 900 Washington, D.C. 20005 Attention: Mr. Hossein Fateh Telephone: 202/728-0044 Facsimile: 202/728-0220

with a copy to:	Cooley Godward Kronish LLP One Freedom Square 11951 Freedom Drive Reston, VA 20190 Attention: John H. Toole, Esq. Telephone: 703/456-8000 Facsimile: 703/456-8100

If to Lender:	Lehman Brothers Holdings Inc. 399 Park Avenue 8th Floor New York, NY 10022 Attention: Masood Bhatti Telephone: (212) 526-6220 Facsimile: (212) 520-0130 MTS No.: WH4963

with copies to:

Lehman Brothers Holdings Inc. 399 Park Avenue 8th Floor New York, NY 10022 Attention: David S. Broderick Telephone: (212) 526-2453 Facsimile: (646) 758-5311 MTS No.: WH4963

and

Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Attention: W. Michael Bond, Esq. Telephone: (212) 310-8035 Facsimile: (212) 310-8007

with a copy to Servicer:

TriMont Real Estate Advisors

Monarch Tower

3424 Peachtree Road NE

Suite 2200

Atlanta, Georgia 30326

Attention: Patricia Burell

Telephone: (404) 581-7482

Facsimile: (404) 5810-7841

MTS No.: WH4963

Asset No.: 1153401

or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section. A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day, in the case of facsimile, upon completion of transmission before 5:00 p.m. at the recipient’s location (otherwise on the following Business Day) with receipt acknowledged by the recipient thereof (which may be by telephone confirmation or by a statement generated by the transmitting machine).

Section 12.6 Headings. The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. “Section” refers to the entire section and not to any particular subsection, paragraph or other subdivision. Reference to days for performance shall mean calendar days unless Business Days are expressly indicated.

Section 12.7 Severability. If any provision or obligation under this Agreement and the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that provision shall be deemed severed from the Loan Documents and the validity, legality and enforceability of the remaining provisions or obligations shall remain in full force as though the invalid, illegal, or unenforceable provision had never been a part of the Loan Documents.

Section 12.8 Preferences. Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by any of the Borrower Parties to any portion of the Obligations. To the extent any of the Borrower Parties makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any Bankruptcy Law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

Section 12.9 Expenses.

(a) Borrower covenants and agrees to pay to Lender upon receipt of written notice from Lender all reasonable costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by Lender and/or Servicer in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for the Borrower Parties (including any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Property); (ii) the ongoing performance of and compliance with the respective agreements and covenants of the Borrower Parties contained in this Agreement and the other Loan Documents; (iii) Lender’s ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents, including Lender’s administration and servicing of the Loan; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by Lender; (v) securing compliance with any requests made by any Borrower Party pursuant to any provision of any of the Loan Documents; (vi) the filing and recording of the Loan Documents, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting any Borrower Party, this Agreement, the other Loan Documents, the Property, or any other security given for the Loan; (viii) costs incurred by Lender in the review of easements, lot line agreements or similar matters, the review and approval of or consent to Leases and the negotiation of subordination, non-disturbance and attornment agreements, and other similar items required by Borrower in connection with Borrower’s use and enjoyment of the Property; (ix) costs incurred by Lender in responding to any subpoena or participating in, observing or preparing for any deposition or other legal or quasi-legal process; and (x) the amounts described in Section 7.4. Any cost and expenses due and payable to Lender shall be payable within ten (10) Business Days of demand, shall be secured by the Loan Documents, and if not paid when due, shall bear interest at the Default Rate until paid.

(b) Borrower covenants and agrees to pay Lender and/or Servicer within ten (10) Business Days after demand all reasonable costs and expenses including Professional Fees, paid by Lender in connection with or as a consequence of any Default or Event of Default under the Loan Documents, any utility costs, ground lease payments or any other costs which Lender determines in the exercise of its sole and absolute discretion are necessary for the operation of the Property or for the protection of the value thereof (“Protective Advances”). Each Borrower Party hereby acknowledges and agrees that all Protective Advances shall be secured by the Loan Documents and shall be part of the Debt. The foregoing shall be payable by Borrower to Lender or Servicer, as the case may be, with or without the filing of any legal action or proceeding, and shall include any reasonable fees and expenses (including Professional Fees) incurred in (i) any bankruptcy proceeding of any Borrower Party; (ii) the collection of the Debt, (iii) the enforcement of Lender’s rights and remedies under the Loan Documents, or enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting the Property, any Borrower Party, the Loan Documents or any other security given for the Loan or the Property; (iv) the payment of any transfer taxes in connection with the exercise of Lender of its right under the Security Instrument; (v) curing any defaults under the Loan Documents in accordance with the Loan Documents; and (vi) any other payment which is permitted or designated as a Protective Advance by any other provision of the Loan Documents. All Protective Advances made by Lender under the Loan Documents shall be evidenced by, and be deemed to be advanced as principal under, the Note, regardless of whether any such Protective Advance causes the principal balance of the Note to exceed the face amount thereof, and shall be due and payable on demand. The failure to reimburse the Lender for a Protective Advance within five (5) days after demand shall constitute an Event of Default hereunder.

Section 12.10 Relationship of Borrower and Lender. The relationship between Borrower and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Borrower, and no term or condition of any of the Note, the Security Instrument, this Agreement and the other Loan Documents shall be construed so as to deem the relationship between Borrower and Lender to be other than that of the debtor and creditor relationship established pursuant to the Loan Documents. The relationship of Borrower and Lender is created and governed solely by the Loan Documents.

Section 12.11 No Joint Venture or Partnership; No Third Party Beneficiaries.

(a) Any provision herein or in any of the other Loan Documents to the contrary notwithstanding, Lender, by virtue of its acceptance of this Agreement and the making of the Loan or any approval rights Lender may have herein or in any of the Loan Documents shall not be deemed to constitute Lender a mortgagee-in-possession, tenant-in-common, or in control of, or a partner or joint venturer with, or insider (within the meaning of Section 101(31) of the Bankruptcy Code) of, any Borrower Party or any other Person; and Borrower shall indemnify Lender against, shall hold Lender harmless from, and shall reimburse Lender for, any and all claims, demands, judgments, penalties, fines, liabilities, costs, damages and expenses, including court costs and reasonable attorneys’ fees incurred by Lender (whether incurred in connection with nonjudicial action, prior to trial, at trial, or on appeal or review) in any action against or involving Lender resulting from such a construction of the Loan Documents.

(b) Any inspection of the Property, any review or approval of any plans, contracts, subcontracts (including environmental reviews, audits, assessments and/or reports relating to the Property), and review or approval of budgets, expenses or obligations or any analysis of the Property made by Lender or any of its agents, architects or consultants is intended solely for the benefit of Lender and shall not be deemed to create or form the basis of any warranty, representation, covenant, implied promise or liability to Borrower or any of their employees or agents, any guest or invitee upon the Property, or to any other Person.

(c) Except as otherwise provided in Article VIII hereof, this Agreement and the other Loan Documents are solely for the benefit of Lender and Borrower and any Servicer appointed by Lender and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than Lender, the Servicer appointed by Lender and Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained in the Loan Documents. Except as otherwise provided in Article VIII hereof, all conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender’s sole discretion, Lender deems it advisable or desirable to do so.

Section 12.12 Publicity. All news releases, publicity or advertising by the Borrower Parties or their Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents or to Lender, or any of their Affiliates shall be subject to the prior written approval of Lender, which approval shall not be unreasonably withheld.

Section 12.13 Subrogation. If any or all of the proceeds of the Note have been used to extinguish, extend or renew any Indebtedness heretofore existing against the Property or any part thereof, then, to the extent of the funds so used and to the extent permitted by law, Lender shall be subrogated to all of the rights, claims, Liens, titles, and interests existing against the Property or any part thereof heretofore held by, or in favor of, the holder of such Indebtedness and such former rights, claims, Liens, titles, and interests, if any, are not waived but rather are continued in full force and effect in favor of Lender and are merged with the Lien and security interest created herein as cumulative security for the repayment of the Debt, the performance and discharge of the Obligations.

Section 12.14 Duplicate Originals; Counterparts. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute one agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder.

Section 12.15 Liability. If Borrower consists of more than one Person, the obligations and liabilities of each Person hereunder shall be joint and several irrespective of whether a particular Borrower is primarily responsible for such obligation or liability. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns forever.

Section 12.16 Prior Agreements. This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including any term sheets, discussion outlines or commitment letters (as same may be amended) between any of the Borrower Parties and Lender are superseded by the terms of this Agreement and the other Loan Documents.

Section 12.17 No Usury. Any provision herein, in any Loan Document or any other document executed or delivered in connection with the Loan, or in any other agreement or commitment, whether written or oral, expressed or implied, to the contrary notwithstanding, Lender shall not in any event be entitled to receive or collect, nor shall or may amounts received hereunder be credited, so that Lender shall be paid, as interest, a sum greater than the maximum amount permitted by applicable law to be charged to the Person primarily obligated to pay the Debt and the Obligations at the time in question. If any construction of this Agreement, any other Loan Document, or any other document executed or delivered in connection herewith, indicates a different right given to Lender to ask for, demand or receive any larger sum as interest, such is a mistake in calculation or wording which this clause shall override and control, it being the intention of the Borrower and Lender that this Agreement, any other Loan Document and any other documents executed in connection herewith conform strictly to applicable usury laws. In no event shall the amount treated as the total interest exceed the maximum amount of interest which may be lawfully contracted for, charged, taken, received or reserved by Lender in accordance with the applicable usury laws, taking into account all items which are treated as interest under applicable law, computed in the aggregate over the full term of the Loan evidenced hereby. In the event that the aggregate of all consideration which constitutes interest under applicable law that is taken, reserved, contracted for, charged or received under this Agreement, any other Loan Document and any other documents executed in connection herewith shall ever exceed the maximum nonusurious rate under applicable law, any sum in excess thereof shall be applied to the reduction of the unpaid principal balance of the Debt and the Obligations, and if the Debt and the Obligations are paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum nonusurious rate under applicable law, if any, the Borrower and Lender shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal amount as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effects thereof, or (c) “spread” the total amount of interest throughout the entire term of the Debt and the Obligations so that the interest rate is uniform throughout the entire term of the Debt and the Obligations; provided, however, that if the Debt and Obligations are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the maximum nonusurious rate, if any, Lender shall refund to Borrower the amount of such excess.

Section 12.18 Construction. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Lender by virtue of the fact that this Agreement or any of the Loan Documents has originated with Lender as drafter. Borrower acknowledges that Borrower has reviewed this Agreement and the other Loan Documents and has had the opportunity to consult with counsel on same. This Agreement and the other Loan Documents, shall therefore be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties to the Loan Documents. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or Affiliate of Lender.

Section 12.19 Lender’s Discretion. Whenever pursuant to this Agreement or any of the Loan Documents, Lender may approve or disapprove any act (or any action) or any document, delivery or other item, or where Lender’s consent or approval is required in any respect or where any document or other item must be satisfactory to Lender, except in those specific instances where Lender has specifically agreed not to unreasonably withhold Lender’s consent pursuant to the terms of this Agreement or any of the Loan Documents, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory or to grant or withhold consent shall be in the sole, absolute and unfettered discretion of Lender, without any express or implied obligation of reasonableness or good faith whatsoever and shall be final and conclusive. Borrower acknowledges and agrees that in no circumstance shall Borrower have any claim or cause of action, in contract or in tort, against Lender as a result of the granting or withholding of any such consent or approval. The inclusion of references to Lender’s sole or absolute discretion in any particular provisions of this Agreement or any of the Loan Documents shall not limit or affect the applicability of this Section to all provisions of this Agreement or any of the Loan Documents, including those provisions wherein a specific reference to Lender’s sole and absolute discretion is not made. Without limiting the preceding provisions of this Section, in the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or in bad faith or unreasonably delayed acting in any case where, by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or in good faith or promptly, Borrower agrees that neither Lender, Servicer nor their agents or employees shall be liable for any monetary damages (including any special, consequential or punitive damages whatsoever), whether in contract, tort (including negligence and strict liability) or any other legal or equitable principles, and Borrower’s sole remedy shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably or in good faith shall be determined by an action seeking declaratory judgment.

Section 12.20 Lender. The rights of Lender pursuant to this Agreement and the other Loan Documents are in addition to all of the rights of Lender or any Affiliate of Lender may now or hereafter have by virtue of any ownership, directly or indirectly, in Borrower or any Affiliate of Borrower. In acting as Lender pursuant to this Agreement or the Loan Documents, Borrower acknowledges that Lender shall owe no duties of any kind to Borrower or any other Person (other than those specifically stated in the Loan Documents) on account of such role of Lender or any Affiliate of Lender or by virtue of any ownership interest in Borrower or such Affiliates (directly or indirectly) or otherwise, and there shall be no limitations on Lender’s rights or remedies or Lender’s ability to act solely in Lender’s best interests or in Lender’s discretion, notwithstanding the role of Lender or any such Affiliate of Lender may have by virtue of any ownership interest in Borrower or any Affiliate of Borrower. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to Lender under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by Lender or any parent, subsidiary or Affiliate of Lender of any equity interest any of them may acquire (directly or indirectly) in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender’s exercise of any such rights or remedies. No assignee of any of Lender’s rights with respect to the Loan or the Loan Documents shall be prejudiced or affected by the status of Lender or any such Affiliate of Lender as a member, partner, stockholder or other owner of Borrower or any Affiliate of Borrower or any actions taken or not taken by Lender or its Affiliates prior to the assignment to the then current Lender and upon any such assignment, such assignee shall be in the same position as if such assignee had originated the Loan itself as of the date of such assignment and shall not be subject to any offsets, counterclaims or defenses to which Lehman Brothers Holdings Inc. or any other Person which may from time to time be the “Lender” hereunder or their respective Affiliates might be subject. Borrower acknowledges that Lender and its Affiliates engage in the business of real estate financings and other real estate transactions and investments, which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 12.21 Limitation on Liability. Notwithstanding anything contained herein to the contrary, Borrower agrees that none of Lender, Servicer or their agents or employees shall be liable to Borrower for any monetary damages (including any special, consequential or punitive damages whatsoever), whether in contract, tort (including negligence and strict liability) or any other legal or equitable principle and Borrower’s sole remedy shall be limited to commencing an action for specific performance.

Section 12.22 Intentionally Omitted.

Section 12.23 Appointment of Servicer and Delegation of Lender Rights. Borrower acknowledges and agrees that at the option of Lender, the Loan may be serviced by a servicer/trustee (the “Servicer”) selected by Lender and Lender may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement between Lender and Servicer; provided, however, such delegation will not release Lender from any of its obligations under the Loan Documents. Borrower shall be responsible for paying to Servicer (or to Lender, in the event no Servicer is appointed) on each Payment Date a monthly servicing fee equal to $2,500.00 per month. Borrower shall also be responsible for the payment of all out-of-pocket costs and expenses incurred by Servicer and/or Lender in connection with the Loan (including the review and approval of or consent to Leases and the negotiation of subordination, non-disturbance and attornment agreements, property inspections, casualty or condemnation matters or in connection with any Default or Event of Default). Any action or inaction taken by the Servicer pursuant to this Agreement and the Loan Documents shall be binding to the same extent as if taken by Lender, and Borrower shall be entitled to rely on all actions and directions given by Servicer with respect to all matters concerning the Loan and Loan Documents unless and until Borrower receives contrary written instructions from the Lender.

Section 12.24 Delay Outside Lender’s Control. Lender shall not be liable in any way to Borrower or any third party for Lender’s failure to perform or delay in performing under the Loan Documents (and Lender may suspend or terminate all or any portion of Lender’s obligations under the Loan Documents) if such failure to perform or delay in performing results directly or indirectly from, or is based upon, the action, inaction, or purported action, of any Governmental Authority, or because of war, rebellion, insurrection, strike, lock-out, boycott or blockage (whether presently in effect, announced or in the sole judgment of Lender deemed probable), or from any Act of God or other cause or event beyond Lender’s control.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

BORROWER:

TARANTULA VENTURES LLC, a Delaware limited liability company

By:	Tarantula Interests LLC, a Delaware limited liability company, its managing member

	By:	Eden Ventures LLC, a Delaware limited liability company, its managing member

		By:	Eden Management LLC, a Delaware limited liability company, its managing member

			By:	/s/ Lammot J. du Pont
			Name:	Lammot J. du Pont
			Title:	Managing Member

LENDER:

LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation (individually and as lead arranger and administrative agent for itself and certain co-lenders)

By:	/s/ David S. Broderick
Name:	David S. Broderick
Title:	Authorized Signatory

SCHEDULE I

DEFINITIONS

“Acceptable Accounting Principles” shall mean GAAP or such other accounting methods or principles acceptable to Lender from time to time.

“Access Laws” shall have the meaning set forth in Section 5.19.

“Additional Fee” shall have the meaning set forth in the Note.

“Affiliate” shall mean as to any Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with such Person, (ii) any Person (directly or indirectly) owning or controlling 10% or more of the outstanding voting securities of or other ownership interests in such Person, (iii) any officer, director, partner, employee or member (direct or indirect and no matter how remote) of such Person, (iv) if the such Person is an individual, any entity for which such Person directly or indirectly acts as an officer, director, partner, employee or member, or (v) any entity in which such Person (together with the members of his family if the Person in question is an individual) owns, directly or indirectly through one or more intermediaries an interest in any class of stock (or other beneficial interest in such entity) of 10% or more. Any reference in this Agreement to a “Person and an Affiliate” shall be deemed to refer to such Person and an Affiliate of such Person and any references in this Agreement to a “Person or an Affiliate” shall be deemed to refer to such Person or an Affiliate of such Person. As used in this Agreement, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy and/or policies of a Person, whether through ownership of voting securities or other ownership interests, by contract or otherwise.

“Affiliate Transaction” or “Affiliate Agreement” shall mean any contract, agreement or other arrangement between Borrower (or any other Person if such contract, agreement or other arrangement is in any way related to the Property) and any Borrower Party or any Affiliate of a Borrower Party or pursuant to which any Borrower Party or any Affiliate of any Borrower Party or any constituent member, partner or stockholder of Borrower or any Borrower Party or any Affiliate of a Borrower Party (direct or indirect) will receive any benefit of any kind.

“ALTA” shall mean American Land Title Association, or any successor thereto.

“Applicable Interest Rate” shall have the meaning set forth in the Note.

“Approved Accounting Firm” shall mean one of the accounting firms commonly known as a “Big Four” accounting firm, Reznick, or any other certified public accounting firm acceptable to Lender in its sole discretion (provided, that Lender shall have the right to require, at any time, a “Big Four” accounting firm).

“Asbestos” shall have the meaning set forth in the Environmental Indemnity.

“Assignment of Agreements” shall mean, with respect to the Property, that certain first priority Assignment of Agreements, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender, subject to the terms thereof, all of Borrower’s interests in and to contracts, Licenses, permits and contracts necessary for the use and operation of the Property as security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Assignment of Leases” shall mean that certain first priority Absolute Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender, subject to the terms thereof, all of Borrower’s interest in and to the Leases and Rents of the Property as additional security for the Loan, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Award” shall have the meaning set forth in Section 6.1.3(b).

“Bankruptcy Code” shall mean Title 11 of the United States Code, as amended from time to time.

“Bankruptcy Laws” shall mean the Bankruptcy Code together with any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to its debts or debtors.

“Borrower” shall have the meaning set forth in the preamble.

“Borrower Parties” shall mean the collective reference to each of the Borrower, any guarantor, indemnitor or surety of any of the Obligations and any other Person (other than Lender) who is a party to any of the Loan Documents. Individually, each of the Borrower Parties may be referred to herein as a “Borrower Party”.

“Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the State of New York or in the State where the Property is located.

“Casualty” shall have the meaning set forth in Section 6.1.1(j).

“Casualty/Condemnation Involuntary Prepayments” shall have the meaning set forth in Section 2.2.

“Certificate of Sources and Uses of Funds” shall mean the Certificate of Sources and Uses of Funds delivered to Lender in connection with the Loan.

“Closing Date” shall mean the date of the initial funding of the Loan.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

“Condemnation” shall have the meaning set forth in Section 6.1.3(a).

“Condemnation Proceeds” shall mean any Award in respect of any Condemnation.

“ComEd Agreement” means collectively, (i) the letter agreement dated June 15, 2006 by and between DuPont Fabros Development LLC and Commonwealth Edison Company, (ii) the Memorandum of Understanding dated August 7, 2006 by and between DuPont Fabros Development LLC and Commonwealth Edison Company, and (iii) the Memorandum of Understanding dated September 28, 2006 by and between DuPont Fabros Development LLC and Commonwealth Edison Company (collectively, the “ComEd Documents”), as such ComEd Documents have been assigned to Borrower pursuant to that certain Assignment and Assumption of Contracts dated as of February 28, 2007.

“ComEd Holdback” shall have the meaning set forth in Section 2.1(a).

“Debt” shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon, the Additional Fee, and all other sums due to Lender in respect of the Loan under the Note, this Agreement, or any other Loan Document.

“Default” shall mean the occurrence of any event under this Agreement or under any other Loan Document which, but for the giving of notice or the passage of time, or both, would be an Event of Default.

“Default Rate” shall have the meaning set forth in the Note.

“Embargoed Person” shall have the meaning set forth in Section 5.30(e).

“Enforcement Costs” shall mean any and all expenses, including legal expenses, attorneys’ fees and expert witness fees, (i) described in Section 7.4 of this Agreement, (ii) incurred or paid by Lender in protecting Lender’s interest in the Property, (iii) incurred in collecting any amount payable under this Agreement or the other Loan Documents, or (iv) incurred in enforcing Lender’s rights under this Agreement or the other Loan Documents or with respect to the Property, in each of clauses (i) through (iv) whether or not any legal proceeding is commenced hereunder or thereunder and whether or not any Default or Event of Default shall have occurred and is continuing, together with interest thereon at the Default Rate from the date paid or incurred by Lender until such amounts are repaid to Lender.

“Environmental Indemnity” shall mean that certain Environmental and Hazardous Substances Indemnification Agreement, dated as of the date hereof, executed by Borrower and each of the Guarantors in connection with the Loan for the benefit of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Environmental Laws” shall have the meaning set forth in the Environmental Indemnity.

“Equity Contribution” shall have the meaning set forth in Schedule II of this Agreement.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Event of Default” shall have the meaning set forth in Section 7.1(a).

“Executive Order” shall have the meaning set forth in Section 5.30(a).

“Extended Maturity Date” shall mean March 1, 2009.

“Extension Fee” shall mean a fee equal to $150,721.88.

“Extension Notice” shall have the meaning set forth in Section 2.9(a).

“Extension Period” shall have the meaning set forth in Section 2.9(h).

“Financial Statements” shall mean, with respect to Borrower and the Property, a balance sheet, income statement and statement of changes in financial position prepared in accordance with Acceptable Accounting Principles, and setting forth all items of income and expense and such other information required under Acceptable Accounting Principles to fairly present the financial position and results of operations of the Borrower and the Property and which shall at a minimum be consistent in scope, form and content with such statements delivered to Lender prior to the Closing Date, unless otherwise agreed by Lender, and which are otherwise reasonably acceptable to Lender.

“Fiscal Year” shall mean each twelve-month period commencing on January 1 and ending on December 31 during the term of the Loan.

“Full Recourse Event” shall have the meaning set forth in Section 9.3.

“Future Interest Fundings” shall have the meaning set forth in Section 2.7.

“GAAP” shall mean generally accepted accounting principles in the United States of America as of the date of the applicable financial report, consistently applied.

“Governmental Authority” shall mean any court, board, agency, commission, office or authority of any nature whatsoever for any governmental unit (federal, state, county, district, municipal, city or otherwise) whether now or hereafter in existence.

“Guarantor” shall collectively mean the Principals, and individually, each of the Guarantors may be referred to herein as a “Guarantor.”

“Guaranty of Recourse Obligations” shall mean the Guaranty of Recourse Obligations, dated as of the date hereof, executed by Guarantors, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Hazardous Substances” shall have the meaning set forth in the Environmental Indemnity.

“Improvements” shall have the meaning set forth in the Security Instrument.

“Indebtedness” of a Person, at a particular date, means the sum (without duplication) at such date of (a) all indebtedness or liability for borrowed money; (b) obligations evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations for the deferred purchase price of property or services (including trade obligations); (d) obligations under letters of credit; (e) obligations under acceptance facilities; (f) all guaranties, endorsements (other than for collection or deposit in the ordinary course of business) and other contingent obligations to purchase, to provide funds for payment, to supply funds, to invest in any Person, or otherwise to assure a creditor against loss; and (g) obligations secured by any Liens, whether or not the obligations have been assumed.

“Indemnified Parties” shall mean (a) Lender, (b) any prior or subsequent owner or holder of the Loan, (c) any Servicer or prior Servicer of the Loan, (d) any trustees, custodians or other fiduciaries who hold or who have held a full or partial interest in the Loan for the benefit of any third party, (e) any receiver or other fiduciary appointed in a foreclosure or other proceeding, (f) any officers, directors, shareholders, partners, members, employees, agents, servants, representatives, contractors, subcontractors, affiliates or subsidiaries of any and all of the foregoing, and (g) the heirs, legal representatives, successors and assigns of any and all of the foregoing (including any successors by merger, consolidation or acquisition of all or a substantial portion of the Indemnified Parties’ assets and business), in all cases whether during the term of the Loan or thereafter or as part of or following a foreclosure of the Loan.

“Independent” shall mean, when used with respect to any Person, a Person who (a) is in fact independent, (b) does not have any direct financial interest in any Borrower Party, or in any Affiliate of any Borrower Party or any Affiliate of any constituent partner, shareholder, member or beneficiary of any Borrower Party (direct or indirect), and (c) is not connected with any Borrower Party or any Affiliate of any Borrower Party or any Affiliate of any constituent partner, shareholder, member or beneficiary of any Borrower Party (direct or indirect) as an officer, employee, promoter, underwriter, trustee, partner, member, director or Person performing similar functions. Whenever it is herein provided that any Independent Person’s opinion or certificate shall be provided, such opinion or certificate shall state that the Person executing the same has read this definition and is Independent within the meaning thereof.

“Insurance Premiums” shall have the meaning set forth in Section 6.1.1(b).

“Insurance Proceeds” shall mean all proceeds received under Policies required to be maintained by Borrower.

“Interest Holdback” shall have the meaning set forth in Section 2.1(a).

“Land” shall have the meaning set forth in the Security Instrument.

“Lease” shall mean any lease, occupancy agreement, sublease, sub-sublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted a possessory interest in, or right to use or occupy all or any portion of, any space in the Property, and every modification, amendment, assignment, termination, consent to assignment or other agreement relating to such lease, sublease, sub-sublease or other agreement entered into in connection with such lease, sublease, sub-sublease or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

“Legal Requirements” shall mean all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities affecting the Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, Licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force affecting the Property or any part thereof, including (i) Access Laws, (ii) applicable restrictive covenants, zoning ordinances and building codes, (iii) subdivision and land use laws and regulations, (iv) all applicable health and Environmental Laws and regulations, and (v) all standards and regulations of appropriate supervising boards of fire underwriters and similar agencies.

“Lender” shall mean Lehman Brothers Holdings Inc., a Delaware corporation, individually and as lead arranger and administrative agent for itself and certain co-lenders;

“Licenses” shall have the meaning set forth in Section 4.1(j).

“Lien” shall mean any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property or any part thereof, or any interest of Borrower therein, including any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s or materialmen’s liens and other similar liens and encumbrances.

“Loan” shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, the Note executed and delivered by Borrower.

“Loan Documents” shall mean, collectively, this Agreement, the Certificate of Sources and Uses, the Payment Direction Letter, the Note, the Security Instrument, the Assignment of Leases, the Assignment of Agreements, the Environmental Indemnity, the Guaranty of Recourse Obligations, all Uniform Commercial Code financing statements filed in connection with the Loan and all other documents evidencing, securing or otherwise executed and/or delivered by one or more of the Borrower Parties in connection with the Loan. Each of the Loan Documents may be referred to herein individually as a “Loan Document”.

“Losses” shall mean any and all claims, suits, liabilities (including strict and contingent liabilities), actions, proceedings, obligations, debts, damages, losses, costs (including any and all costs and expenses incurred in the preservation, restoration and protection of any of the Property and any and all costs and expenses incurred by Lender to remedy any Partial Recourse Event), any deficiency claim in connection with the foreclosure of the Security Instrument, expenses, diminution in value of any of the Property, fines, penalties, charges, fees, judgments, awards, amounts paid in settlement, punitive damages payable by Lender or any Indemnified Party, consequential damages payable by Lender or any Indemnified Party, lost profits and damages, costs and expenses of whatever kind or nature (including but not limited to attorneys’ fees and other costs of defense), including Enforcement Costs or any other amounts expended by Lender in connection with the Loan.

“Material Adverse Change” shall mean a material adverse change in (i) the assets, operations, or financial condition of the Borrower or the Person in question, (ii) the ability to pay the Debt of Borrower or the Person in question in accordance with the terms hereof and otherwise comply with the material terms of this Agreement and the Loan Documents, (iii) the Property or the value thereof, (iv) the validity, priority or enforceability of this Agreement or any other Loan Document, (v) the ability of Lender to enforce its rights and remedies pursuant to this Agreement or any other Loan Documents, (vi) Lender’s Lien on the Property or the priority of such Lien, or (vii) the Loan.

“Material Adverse Effect” shall mean a material adverse effect on (i) the assets, operations, or financial condition of Borrower or the Person in question, (ii) the ability to pay the Debt of Borrower or the Person in question in accordance with the terms hereof and otherwise comply with the material terms of this Agreement and the Loan Documents, (iii) all or any part of the Property or the value thereof, (iv) the validity, priority or enforceability of this Agreement or any other Loan Document, (v) the ability of Lender to enforce its rights and remedies pursuant to this Agreement or any other Loan Documents, (vi) Lender’s Lien on the Property or the priority of such Lien, or (vii) the Loan.

“Material Agreement” means any agreement entered into by Borrower or any other Borrower Party affecting or relating to the Property requiring the payment of more than $100,000.00 in payments or liability in any annual period or which is not cancelable without penalty or premium on no more than thirty (30) days notice. Notwithstanding the foregoing, any agreement which (i) is to be and/or is paid in full from sources other than the proceeds of the Loan or the Property and (ii) the failure of payment thereunder does not and cannot become a Lien prior to, or of equal priority with, the Lien of the Security Instrument, shall not be deemed a Material Agreement hereunder.

“Maturity Date” shall have the meaning set forth in the Note.

“Maximum Permitted Trade Payables” shall mean unsecured trade payables incurred in the ordinary course of operating the Property and customarily satisfied within thirty (30) days in the aggregate amount for the Property not to exceed $50,000.

“Net Liquid Assets” shall mean, at any time with respect to any Guarantor (x) the aggregate amount of cash, marketable securities, certificates of deposit and other cash equivalents of such Guarantor, plus accounts receivable collectible within ninety (90) days provided the account debtor is not an Affiliate of such Guarantor, minus (y) the aggregate liabilities of such Guarantor with an unexpired term of one (1) year or less.

“Note” shall mean that certain Promissory Note dated as of the date hereof, made by Borrower and payable to the order of Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Obligations” shall mean any and all debt, liabilities and other obligations of Borrower, or any of them, including all affirmative and negative covenants, to Lender or of any of the Borrower Parties in connection with the Loan or pursuant to the Loan Documents, including, without limiting the generality of the foregoing, the Debt.

“Officer’s Certificate” shall mean a certificate delivered to Lender by Borrower, which is signed by an authorized senior officer of the manager, managing member or general partner of Borrower on behalf of Borrower.

“Organizational Documents” shall mean (i) with respect to a corporation, such Person’s certificate of incorporation and by-laws, and any shareholder agreement, voting trust or similar arrangement applicable to any of such Person’s authorized shares of capital stock, (ii) with respect to a partnership, such Person’s certificate of limited partnership, partnership agreement, voting trusts or similar arrangements applicable to any of its partnership interests, (iii) with respect to a limited liability company, such Person’s certificate of formation, limited liability company agreement or other document affecting the rights of holders of limited liability company interests, and (iv) any and all agreements between any constituent member, partner or shareholder of Borrower, including any contribution agreement or indemnification agreements. In each case, “Organizational Documents” shall include any indemnity, contribution, shareholders or other agreement among any of the owners of the entity in question.

“Original Maturity Date” shall mean March 1, 2008.

“Origination Fee” shall mean a fee equal to $376,805.

“Other Charges” shall mean all maintenance charges, charges or amounts payable under any reciprocal easement agreement, ground rents, impositions other than Taxes, and any other charges (including any charges, payments or amounts, for which the failure to pay may give rise to a Lien against any of the Property), including vault charges and license fees for the use of vaults, chutes and similar areas adjoining any of the Property, now or hereafter levied or assessed or imposed against the Property or any part thereof.

“Partial Recourse Event” shall have the meaning set forth in Section 9.2.

“Patriot Act” shall have the meaning set forth in Section 5.30(a).

“Payment Date” shall have the meaning set forth in the Note.

“Payment Direction Letter” shall mean the Payment Direction Letter, dated as of the date hereof, executed by Borrower and delivered to Lender in connection with the closing of the Loan.

“Permitted Encumbrances” shall mean, with respect to the Property, collectively: (a) the Liens created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policy relating to the Property or any part thereof which have been approved by Lender and which do not in any event have a Material Adverse Effect, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) statutory Liens for labor or materials securing sums not yet due and payable, provided the Borrower has given advance written notice of same to Lender.

“Permitted Transfers” shall mean (i) a Transfer by either of the Principals of their direct or indirect interest in Borrower in connection with transfers made for estate planning purposes, provided that after any such Transfer, or series of Transfers, the transferee is a family member of, or a trust whose sole beneficiaries are family members or an entity whose sole owners are family members of such Principal, or (ii) Transfers between current constituent members of Eden Ventures LLC, or (iii) Transfers of a minority interest in any current (i.e., as of the date hereof) constituent member of Eden Ventures LLC, or (iv) subject to Lender’s prior consent (not to be unreasonably withheld), transfers to a corporation, partnership, limited liability company, REIT or other entity in connection with the rolling-up of the Property (together with other similar properties owned by entities controlled by the Principals) into an umbrella partnership or other entity and/or transfers into an UPREIT or other similar entity or structure in connection with a private or public offering or sale or consolidation of a portfolio of the Property and other similar properties owned by entities controlled by the Principals. Each and/or any Permitted Transfer shall be conditioned upon the satisfaction of one or more of the following conditions as may be deemed appropriate or desirable by Lender under the circumstances: (a) a modification of the terms hereof, the Note, the Security Instrument or the other Loan Documents; (b) an assumption of this Agreement, the Note, the Security Instrument and the other Loan Documents as so modified by the proposed transferee, subject to the provisions of Section 9.1 hereof; (c) payment of all of fees and expenses incurred in connection with such Transfer including, without limitation, the cost of any third party reports, legal fees and expenses, or required legal opinions; (d) the proposed transferee’s continued compliance with the representations and covenants set forth herein; and (e) the delivery of evidence satisfactory to Lender that the single purpose nature and bankruptcy remoteness of Borrower, its shareholders, partners or members, as the case may be, following such Transfer are in accordance with the then current standards of Lender. Notwithstanding the foregoing, after any such aforedescribed Transfer, or series of Transfers, the Principals shall have sole and exclusive control of Borrower. Additionally, Principals shall own at least a thirty percent (30%) beneficial interest in the Property at all times except in a case of a transfer in connection with (i) a public offering or (ii) sale of the Property that will result in repayment of the Debt in full in accordance with the Loan Documents. In the case of (i) the Transfer of the management of the Property to a new Property Manager in accordance with the applicable terms and conditions of the Loan Documents, or (ii) any Transfer of any legal or beneficial interest in the Borrower that results in any person, together with such person’s Affiliates, directly or indirectly owning in excess of 49% of the equity ownership interests in Borrower.

“Person” shall mean any individual, entity, corporation, partnership, limited liability company, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

“Policies” or “Policy” shall have the respective meanings specified in Section 6.1.1(b).

“Pre-Development Budget” shall mean the budget attached hereto as Schedule V.

“Premises” shall have the meaning set forth in the granting clauses of the Security Instrument with respect to the Property.

“Principal” shall mean each of Hossein Fateh and Lammot J. du Pont.

“Professional Fees” means all reasonable fees, costs and expenses of attorneys (including fees billed for law clerks, paralegals and others not admitted to the bar but performing services under the supervision of an attorney and customarily billed to clients and for witness fees and court costs), accountants, appraisers, advisors and consultants and, in each case, including document reproduction expenses, cost of exhibit preparation, courier charges and postal and communication expenses and their other out-of-pocket expenses. The term includes fees and expenses incurred after the filing of a voluntary or involuntary petition under any Bankruptcy Law.

“Prohibited Person” shall have the meaning set forth in Section 5.30(b).

“Property” shall have the meaning set forth in the granting clause of the Security Instrument.

“Property Management Agreement” shall mean any property management agreement, construction management agreement, leasing agreement or any other agreement(s) for similar or related services, each of which must be acceptable to Lender, entered into by and between Borrower and the Property Manager, and pursuant to which the Property Manager is to provide management and other services with respect to the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Property Manager” shall mean DuPont Fabros Development LLC or such other property manager selected or approved by Lender in accordance with this Agreement.

“Purchase Agreement” shall mean the purchase and sale agreement, contract of sale, or similar agreement pursuant to which the Borrower acquired the Property, together with all amendments, modifications or supplements thereto and any other agreements between the seller thereunder and any of the Borrower Parties or their Affiliates related thereto.

“Qualified Insurer” shall have the meaning set forth in Section 6.1.1(b).

“Rating Agency” shall mean each of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies (S&P), Moody’s Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch, Inc., or any other nationally-recognized statistical rating agency which has been approved by Lender.

“Recourse Event” shall mean any Full Recourse Event or any Partial Recourse Event.

“Rent(s)” shall mean all rents (including fixed minimum rent and percentage rent), rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, expense reimbursements and recoveries (including all assignment fees, consent fees, surrender fees, termination fees and the lessor’s share (or the share of any Affiliate of any Borrower Party) of any profits from any Tenant subletting or assignment) from Tenants, revenues, deposits (including security, utility and other deposits), accounts, cash, issues, fees, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources (including any Service Rights granted to any Person and any warrants, stock options or other rights granted to Borrower or its Affiliates in connection with any Lease) whether or not arising from or attributable to the Property or any part thereof, and proceeds, if any, from business interruption or other loss of income insurance, together with all proceeds from the sale or other disposition of any Leases and the right to receive and apply the Rents to the payment of the Debt and all right, title and interest of Borrower, its successors and assigns therein and thereunder, including all guarantees, letters of credit (including the proceeds thereof) and any other credit support given by any guarantor in connection therewith, cash or securities deposited under any Leases to secure the performance by the Tenants of their obligations thereunder and all rents, additional rents, revenues, issues and profits (including all oil and gas or other mineral royalties and bonuses) from the Premises and the Improvements whether paid or accruing before or after the filing by or against Borrower of any petition for relief under the Bankruptcy Code and all proceeds from the sale or other disposition of the Leases and the right to receive and apply the Rents to the payment of the Debt.

“Restoration” shall have the meaning set forth in Section 6.1.2(a).

“Security Deposits” shall mean all security (whether cash, letter of credit or otherwise) given to Borrower or any agent or Person acting on behalf of Borrower in connection with any Leases.

“Security Instrument” shall mean that certain the first priority Mortgage, Assignment of Leases and Rents, Security Agreement, and Fixture Financing Statement, dated as of the date hereof, executed and delivered by Borrower to Lender as security for the Loan made to Borrower and encumbering the Property, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Service Rights” shall mean any agreements, contracts, rights, licenses or other interests of any type (whether exclusive or non-exclusive) granted or given to any Person to provide any products or services to or for or with respect to the Property or any part thereof, any occupants of the Property or any part thereof, including any of the same related to telecommunications, internet products or services, including, but not limited to, personal computer hardware and software, internet hardware and software, internet access services, printers, video display systems, audio sound systems and communication telephonic devices, as well as related and complementary products and services and any substitutes for, and items that are a technological evolution of, any of the foregoing products.

“Servicer” shall mean the servicer, if any, engaged by Lender with respect to the Loan.

“Servicing Fees” shall mean all fees, costs and expenses payable to any Servicer.

“Single Purpose Entity” shall mean an entity, other than an individual, that is formed or organized solely for the purpose of holding, directly, an interest in Borrower, does not engage in any business unrelated to the ownership of such interest, does not have any assets other than those related to the ownership of such interest, has its own separate books and records and its own accounts, and holds itself out as being an entity separate and apart from any other entity, and whose Organizational Documents contain provisions substantively similar to those contained in the Organizational Documents of the Borrower as of the date hereof relating to its purpose and separateness, and the requirement for a springing member.

“SPE Member” shall have the meaning set forth in Section 4.1(s)(xxiv).

“Subdivision Map” shall have the meaning set forth in Section 5.27.

“Subsidiary” shall mean, as to any Person, any other Person of which at least a majority of the outstanding voting stock or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or similar body of such corporation or other entity (irrespective of whether or not at the time stock of any other class or classes of such corporation or other entity shall or might have voting power by reason of the happening of any contingency) is at the time owned or controlled directly or indirectly by such Person or one or more of its Subsidiaries.

“Survey” shall mean the survey of the Property, prepared by a surveyor licensed in the state where the Property, is located and satisfactory to Lender and the company or companies issuing the Title Insurance Policy, and containing a certification of such surveyor satisfactory to Lender.

“Tangible Net Worth” shall mean, at any time with respect to any Guarantor (x) the aggregate tangible assets of such Guarantor (i.e., all assets except for intangible assets such as unamortized debt discount and expenses, goodwill, patents, trademarks, copyrights, franchises, research and development), except for any assets resulting from any loans, advances or financial accommodations of any kind between such Guarantor and any of its Affiliates, minus (y) the aggregate liabilities of such Guarantor.

“Taxes” shall mean all real estate and personal property taxes, assessments, water rates or sewer rents now or hereafter levied or assessed or imposed against the Property or any part thereof, including (a) any ad valorem real or tangible personal property taxes levied against the Property or any part thereof and (b) any intangible personal property tax levied or imposed on Lender with respect to its ownership in the Loan.

“Tenant” shall mean each Person granted a possessory interest or right to use or occupy all or any portion of the Property pursuant to a Lease.

“Title Insurance Company” shall mean a title insurance company (or companies) or authorized agent (or agents) acceptable to Lender that issues the Title Insurance Policy.

“Title Insurance Policy” shall mean the ALTA (or equivalent if ALTA is not available in the state where the Property is located) loan title insurance policy (or mortgagee title insurance policy or policies acceptable to Lender) issued with respect to the Property, and insuring Lender (in an amount satisfactory to Lender) of the validity and priority of the Lien of the Security Instrument, with all endorsements thereto as required by Lender.

“Transfer” shall mean any transfer, sale, assignment, conveyance, alienation, mortgage, encumbrance, pledge, hypothecation or other disposition, including any swap, derivative or other transaction shifting the risks and rewards of ownership, directly or indirectly, whether voluntary or involuntary, by operation of law or otherwise.

“UCC” or “Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect in the State of Delaware or the state in which the Property is located, as the same may be amended from time to time.

“UCC Financing Statement” shall mean a financing statement as defined by and in accordance with the requirements of the Uniform Commercial Code including all original financing statements or original fixture financing statements and any amendments, renewals, continuations or assignments thereof evidencing a security interest granted to Lender.

“UCC Searches” means UCC searches of Borrower, each Borrower Party, Guarantors and such other Person as Lender may reasonably request, in such jurisdictions as Lender shall specify, covering personal property, fixtures, federal and state tax liens, pending suits, bankruptcy, judgments, and which shall show that all Financing Statements have been duly filed.

“WCR Holdback” shall have the meaning set forth in Section 2.1(a).

“Yield Maintenance Amount” shall have the meaning set forth in the Note.

SCHEDULE II

CONDITIONS PRECEDENT

Each of the following shall be satisfied by Borrower as a condition precedent to the making of the Loan, and shall represent continuing covenants of Borrower after the Closing Date.

(a) Representations and Warranties; Compliance with Conditions. The representations and warranties of each Borrower Party contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date and no Material Adverse Change has occurred and no Default or Event of Default shall have occurred and be continuing; and each Borrower Party shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on their part to be observed or performed.

(b) Delivery of Loan Documents; Title Insurance; Reports.

(i) Note, Loan Agreement, Security Instrument, Assignment of Leases, Assignment of Agreements and other Loan Documents. Lender shall have received from Borrower fully executed (and acknowledged if required) counterparts of the Note and all other Loan Documents and evidence that counterparts of the Security Instrument and the Assignment of Leases have been delivered to the Title Insurance Company for recording, so as to effectively create upon such recording valid and enforceable first priority Lien upon the Property, in favor of Lender, subject only to the Permitted Encumbrances.

(ii) UCCs. Lender shall have received from Borrower (A) such UCC financing statements as Lender shall require, and such financing statements shall have been filed of record in the appropriate filing offices in each of the jurisdictions required by Lender or delivered to the Title Insurance Company for filing so as to effectively create upon such filing a valid and enforceable first priority Lien on the Property in favor of Lender, subject only to the Permitted Encumbrances and (B) a list of the principal places of business, tax identification numbers, and doing business names for the Borrower and all other information as Lender may require to properly file such UCC financing statements, all certified by the Borrower.

(iii) Title Insurance. Lender shall have received the Title Insurance Policy, dated as of the Closing Date, with co-insurance and/or reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policy shall (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the Security Instrument creates a valid first Lien on the Property, free and clear of all exceptions from coverage other than Permitted Encumbrances, (C) contain such endorsements and affirmative coverages as Lender may require and which are available in the state where the Property is located, (D) show good and marketable indefeasible fee simple title to the Property vested in the Borrower, (E) name Lender as the insured, and (F) contain no “creditors’ rights” exception or exclusion. The Title Insurance Policy shall be assignable. Lender also shall have received evidence that all premiums in respect of the Title Insurance Policy have been paid. The Lender shall have received satisfactory UCC financing statement, tax lien, judgment, bankruptcy, litigation and other Lien searches and reports conducted by a search firm acceptable to the Lender with respect to the Property, and the Borrower Parties and all other relevant Persons, including, without limitation, the seller of the Property, which searches shall have been conducted in each of the locations as shall be required by Lender.

(iv) Survey. Lender shall have received a current title survey for the Property certified to the Title Insurance Company and Lender and their successors and assigns pursuant to a certification in the form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys” jointly established and adopted by ALTA, ACSM and NSPS in 2005 (or, if not available, the relevant state equivalent thereof). If available, the following additional items from Table A thereof should be added to such survey: 2, 3, 4, 6, 7, 8, 9, 10, 11 and 13 or any other additional items required by Lender. Such survey shall reflect the same legal description contained in the Title Insurance Policy referred to above relating to the Property and shall include, among other things, metes and bounds description of the real property comprising the Property reasonably satisfactory to Lender. The surveyor’s seal shall be affixed to the survey and the surveyor shall provide a certification for the survey in form and substance acceptable to Lender. The surveyor’s certification shall include a statement that the Property is or is not in an area identified by the Federal Emergency Management Agency as an area having special flood hazards.

(v) Insurance. Lender shall have received valid certificates of insurance for all Policies required hereunder or under any of the Loan Documents, and evidence of the payment of all premiums payable for the existing policy period, which shall not be less than one year from the Closing Date.

(vi) Zoning. Lender shall have received, at Lender’s option, (A) letters or other evidence with respect to the Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning, subdivision, building, environmental and other laws applicable to the Property and (B) if available, in the state where the Property is located, an ALTA 3.1 zoning endorsement with parking certification for the Title Insurance Policy. Lender shall have also received evidence satisfactory to Lender that the Property is independent of any other real property for taxing purposes.

(vii) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected first Liens as of the Closing Date on the Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

(c) Delivery of Organizational Documents; Consents. Borrower shall have delivered or caused to be delivered to Lender certified copies of all Organizational Documents related to the Borrower Parties and if any of the Borrower Parties is a partnership or limited liability company, the partners or members thereof, as Lender may request in its sole discretion, including good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender. The Lender shall have received copies of all consents, Licenses and approvals, if any, required in connection with the execution, delivery and performance by the Borrower Parties and the validity and enforceability of the Loan Documents and such consents, Licenses and approvals shall be in full force and effect. Lender shall have received a chart depicting the ownership structure of Borrower, each constituent partner or member of Borrower (including their respective ownership interests, direct or indirect, and capital contributions), which chart shall identify each Person who owns or controls, directly or indirectly, any such partner or member of Borrower.

(b) Opinions of Borrower’s Counsel. Lender shall have received opinions of counsel to the Borrower Parties with respect to due execution, authority, enforceability (including no usury) of the Loan Documents, choice of law, and such other matters as Lender may require, all such opinions to be in form, scope and substance satisfactory to Lender and Lender’s counsel.

(c) Budgets. Borrower shall have delivered, and Lender shall have approved, the Pre-Development Budget in form and substance satisfactory to Lender in its sole discretion (which shall include a budget for such repairs, replacements and reserves as Lender may require).

(d) Taxes, Insurance Premiums and Other Charges. Borrower shall have paid all Taxes, Insurance Premiums and Other Charges relating to the Property which are due and payable or in arrears, including (i) accrued but unpaid Insurance Premiums, (ii) currently due Taxes (including any in arrears) relating to the Property, and (iii) currently due Other Charges relating to the Property, which amounts may be funded with proceeds of the Loan if such proceeds are sufficient therefor and as set forth in the Certificate of Sources and Uses of Funds.

(e) Payments. All payments, deposits or escrows required to be made or established by the Borrower under this Agreement, and the other Loan Documents on or before the Closing Date shall have been paid and Lender shall have received (i) a settlement statement setting forth the disbursement of the Loan in form and content satisfactory to Lender and (ii) tax and insurance bills for the two calendar years prior to the Closing Date.

(f) Third Party Reports. Lender shall have received a current seismic report, if required by Lender (prepared by a specialist acceptable to Lender), MAI appraisal report (prepared in compliance with FIRREA) (provided that Lender may accept evidence of value other than an MAI appraisal report, as determined by Lender), structural engineering report (identifying, among other things, deferred maintenance for the Property and the cost thereof) and environmental property condition report (Phase I environmental reports for the Property and, where environmental consultants recommends, Phase II reports and/or further investigation or as Lender otherwise determines are required); each addressed to Lender and in form and substance satisfactory to Lender and dated within six (6) months of the Closing Date, or if approved by Lender, if such third party reports that are not dated within six (6) months of the Closing Date but are otherwise acceptable to Lender, Borrower has delivered a reliance letter to Lender within six (6) months of the Closing Date that is in form and substance satisfactory to Lender. An appraiser, engineer and environmental specialist, each satisfactory to Lender, shall perform the appraisal and the structural engineering and environmental property condition reports.

(g) Intentionally Omitted.

(h) Intentionally Omitted.

(i) Leases, Contracts and Permits; Subordination. Lender shall have received copies of all Leases, if any, permits and contracts related to the Property. Any Leases related to the Property shall, by their respective terms, be subordinate to the Security Instrument. Lender shall have received appropriate instruments acceptable to Lender subordinating all other contractual agreements affecting the Property designated by Lender to the Security Instrument. Lender shall have received an agreement to attorn to Lender satisfactory to Lender from every Tenant under a Lease (either by separate instrument or pursuant to the terms of such Lease, as elected by Lender).

(j) Origination Fee. Lender shall have received the Origination Fee.

(k) Costs. Borrower shall have paid all of Lender’s cost and expenses associated with the making of the Loan with respect to the Property, including all out-of-pocket due diligence expenses, the cost of all third party reports (such as but not limited to environmental, structural, appraisal and/or market study), legal fees and expenses, survey costs, title costs, etc.

(l) Separate Lot. Lender shall have received evidence that the Property (x) is comprised of one (1) or more parcels which constitute a separate tax lot or lots and (y) does not constitute a portion of any other tax lot not a part of the Property.

(m) Utilities/Parking. Lender shall have received evidence that all utility services (including utility letters) and parking required for the Property are available (which evidence may consist of the survey set forth in clause (b)(iv) above for the Property reflecting such utility services and parking).

(n) Further Documents. Lender or its counsel shall have received such other and further approvals, opinions, documents and information as Lender or its counsel may have reasonably requested in form and substance reasonably satisfactory to Lender and its counsel.

(o) Purchase Contract. Borrower shall have delivered a true and correct copy of the Purchase Agreement to Lender, together with all amendments and modifications thereto and a written certification by Borrower that all closing requirements and conditions under such Purchase Agreement have been satisfied by the seller thereunder and have not been waived.

(p) Equity Contribution. Lender shall have received an Officer’s Certificate and other reasonably satisfactory evidence (including invoices, cancelled checks, etc.) of capital contributions by the Principals and all other direct or indirect owners of Borrower in an aggregate amount not less than $18,000,000.00 (the “Equity Contribution”). Notwithstanding the foregoing, the Principals shall unconditionally contribute to Borrower at least thirty percent (30%) of the Equity Contribution. No funds loaned to or borrowed by any Borrower Party shall count towards the Equity Contribution.

SCHEDULE III

PENDING LITIGATION

None

III-1

SCHEDULE IV

DISCLOSURE SCHEDULE

None

[The following schedules and exhibits have been omitted from the filing however will be furnished supplementally to the Commission upon request:

Schedule V	Pre-Development Budget

Schedule VI	ComEd Holdback Advances

Exhibit A	Legal Description

Exhibit B	Borrower Organizational Chart]

IV-1